EXECUTION VERSION

Exhibit 99.4

CREDIT AGREEMENT,

dated as of March 3, 2008

among

KRC MEXICO ACQUISITION, LLC,

KIMCO REALTY CORPORATION,

and

SCOTIABANK INVERLAT, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SCOTIABANK INVERLAT.

ARTICLE I

DEFINITIONS

303

SECTION 1.1

Defined Terms

303

SECTION 1.2

 Interpretation

320

ARTICLE II

THE LOAN

320

SECTION 2.1

 The Loan

320

SECTION 2.2

 Fees

320

SECTION 2.3

Interest Rates and Payment Dates

321

SECTION 2.4

Optional Prepayments

321

SECTION 2.5

Application of Funds

322

ARTICLE III

REPRESENTATIONS AND WARRANTIES

322

SECTION 3.1

Financial Condition

322

SECTION 3.2

No Change

323

SECTION 3.3

Corporate Existence; Compliance with Law

323

SECTION 3.4

Corporate Power; Authorization; Enforceable Obligations

323

SECTION 3.5

No Legal Bar

324

SECTION 3.6

No Material Litigation

324

SECTION 3.7

Corporate or Similar Action

324

SECTION 3.8

No Default

324

SECTION 3.9

Ownership of Property

324

SECTION 3.10

Intellectual Property

324

SECTION 3.11

No Burdensome Restrictions; Disclosure

324

SECTION 3.12

Taxes

325

SECTION 3.13

Regulation U

325

SECTION 3.14

ERISA

325

SECTION 3.15

Investment Company Act; Other Regulations

326

SECTION 3.16

Purpose

326

SECTION 3.17

Environmental Matters

326

SECTION 3.18

Insurance

327

SECTION 3.19

Condition of Properties

327

SECTION 3.20

Benefit of Loans

327

SECTION 3.21

REIT Status

327

SECTION 3.22

Solvency

327

ARTICLE IV

CONDITIONS

300

SECTION 4.1

Conditions to Funding of Loan

328

ARTICLE V

AFFIRMATIVE COVENANTS

330

SECTION 5.1

Financial Statements

330

SECTION 5.2

Certificates; Other Information

331

SECTION 5.3

Payment of Obligations

331

SECTION 5.4

 Maintenance of Existence, etc

331

SECTION 5.5

Maintenance of Property; Insurance

332

SECTION 5.6

Inspection of Property; Books and Records Discussions

332

SECTION 5.7

Notices

332

SECTION 5.8

Environmental Laws

333

ARTICLE VI

NEGATIVE COVENANTS

334

SECTION 6.1

Financial Covenants

334

SECTION 6.2

Limitation on Certain Fundamental Changes

334

SECTION 6.3

Limitation on Changes in Fiscal Year

335

SECTION 6.4

Limitation on Lines of Business; Issuance of Commercial Paper;
Creation of Subsidiaries; Negative Pledge                                                                    335

ARTICLE VII

EVENTS OF DEFAULT

336

SECTION 7.1

Default; Events of Default

336

ARTICLE VIII

ILLEGALITY; INCREASED COSTS

337

SECTION 8.1

Illegality

337

SECTION 8.2

Requirements of Law

337

SECTION 8.3

Funding Losses

341

ARTICLE IX

GUARANTEE BY KIMCO

342

SECTION 9.1

Guarantee

342

SECTION 9.2

Guaranteed Obligations Not Waived

342

SECTION 9.3

Guarantee of Payment

343

SECTION 9.4

No Discharge or Diminishment of Guarantee

343

SECTION 9.5

Defenses Waived; Maturity of Guaranteed Obligations

343

SECTION 9.6

Agreement to Pay; Subordination

344

SECTION 9.7

Reinstatement

344

SECTION 9.8

Information

345

ARTICLE X

MISCELLANEOUS

345

SECTION 10.1

Amendments and Waivers

317

SECTION 10.2

Payment of Expenses

345

SECTION 10.3

Taxes

318

SECTION 10.4

Notices

347

SECTION 10.5

No Waiver; Cumulative Remedies

348

SECTION 10.6

Survival of Representations and Warranties

349

SECTION 10.7

Successors and Assigns

349

SECTION 10.8

Disclosure

349

SECTION 10.9

Adjustments; Set-off

349

SECTION 10.10

Counterparts

349

SECTION 10.11

Severability

350

SECTION 10.12

Integration

350

SECTION 10.13

Annual Review

350

SECTION 10.14

Confidentiality

350

SECTION 10.15

Interest Savings Clause

351

SECTION 10.16

Governing Law

351

SECTION 10.17

Submission to Jurisdiction; Waivers

351

SECTION 10.18

WAIVERS OF JURY TRIAL

352

SECTION 10.19

Acknowledgments

352

SECTION 10.20

Subsidiary Guarantors

352

SECTION 10.21

Dun and Bradstreet Reports

325

EXHIBITS

Exhibit A

Form of Borrowing Request

Exhibit B

Form of Note

Exhibit C

Form of Subsidiary Guarantee

Exhibit D

Form of Compliance Certificate

Exhibit E-1

Form of Borrower Closing Certificate

Exhibit E-2

Form of Kimco Closing Certificate

Exhibit E-3

Form of Subsidiary Guarantor Closing Certificate

SCHEDULES

Schedule 1

Initial Subsidiary Guarantors

Schedule 2.2

Pricing Schedule

Schedule 3.1

Certain Financial Disclosure

Schedule 6.2

Specified Transactions

THIS CREDIT AGREEMENT dated as of the 3rd day of March, 2008 (the “Effective Date”), among KRC Mexico Acquisition, LLC, a limited liability company organized and existing under the laws of the State of Delaware, as borrower (the “Borrower”), Kimco Realty Corporation, a corporation organized and existing under the laws of the State of Maryland, as guarantor (“Kimco”) and Scotiabank Inverlat, Sociedad Anónima, Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat as lender (the “Bank”).

WHEREAS:

(A)

The Borrower has requested to borrow MXP$1,000,000,000 from the Bank upon and subject to the terms and conditions of this Agreement;

(B)

The Bank has agreed to make available the Loan to the Borrower in consideration of the representations, warranties, covenants and other undertakings hereinafter contained, including the guarantee of Kimco which has been negotiated as a credit enhancement for the Borrower; and

(C)

Kimco owns, directly or indirectly, all of the issued and outstanding Capital Stock of the Borrower and will derive substantial direct and indirect benefit from the making of and/or the availability of the Loan to the Borrower;

NOW IT IS HEREBY AGREED as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1

Defined Terms.

As used in this Agreement, the following terms shall have the following meanings:

“Acceptable Jurisdiction” means a jurisdiction (other than the United States) acceptable to the Bank in its sole discretion, including, if requested by the Bank in its sole discretion, based on satisfactory advice received by it from local counsel in such jurisdiction with respect to the procedure for enforcement of a U.S. judgment in such jurisdiction, and the collection of such judgment from assets located there.

“Additional Amounts" has the meaning set forth in Section 10.3(b).

“Adjusted Net Income” means for any period, as to Kimco and the Consolidated Entities, Consolidated Net Income; provided, that there shall be excluded the income (or deficit) of any Person other than Kimco accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Kimco or any of its Subsidiaries.

“Affiliate” means as to any Person, any other Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person.

“Agreement” means this Credit Agreement.

“Alternate Currency” means Peso, EURO, Sterling or Yen and any other currency (other than Dollars) that is freely tradable and exchangeable into Dollars in the London market.

 “Applicable Margin” means the "Applicable Margin" (expressed as a specified number of basis points), indicated on, and determined in accordance with, the Pricing Schedule based on Kimco’s senior unsecured debt ratings from S&P and Moody’s.

“Bank” has the meaning defined in the heading herein.

“Baseline Conditions” means as to any Wholly Owned Subsidiary, in connection with the incurrence by such Subsidiary of any obligations in respect of this Agreement or the Subsidiary Guarantee, that such Subsidiary (a) at the time of determination can truthfully make each of the Baseline Representations and Warranties as to itself in all material respects and (b) if such Subsidiary is not organized under the laws of any state of the United States, (i) shall be organized under the laws of an Acceptable Jurisdiction, and (ii) shall have submitted for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, including for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the South District of New York, and appellate courts from any thereof.

“Baseline Representations and Warranties” means the representations and warranties set forth in Sections 3.3, 3.4, 3.5, 3.7, 3.14, 3.15 and 3.22 hereof.

“Base Rate” means 7.88 % per annum.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Borrower Account” has the meaning set forth in Section 4.1(j).

"Borrowing Request" has the meaning set forth in Section 2.1(b).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Mexico City, Mexico are authorized or required by law to close.

“Calculated Amount” has the meaning set forth in Section 8.3 hereof.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Capital Transaction” has the meaning set forth in Section 6.2(a).

“Cash Equivalents” means (a) securities denominated in Dollars or any other currency of any Qualified Jurisdiction (any of the foregoing, “Currency”), in any event issued or directly and fully guaranteed or insured by the United States Government or any other Qualified Jurisdiction, as applicable, or any agency or instrumentality of any of them, having maturities of not more than one year from the date of acquisition, (b) time deposits and certificates of deposit denominated in Currency having maturities of not more than one year from the date of acquisition of any lender under the Existing JP Morgan Credit Agreement (including the Bank) or of any domestic commercial bank the senior long-term unsecured debt of which is rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody’s and having capital and surplus in excess of USD$500,000,000 (or the equivalent thereof in any other currency), (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper denominated in Currency rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the date of acquisition and (e) investments in money market funds that have assets in excess of USD$2,000,000,000 (or the equivalent thereof in any other currency), are managed by recognized and responsible institutions and invest all of their assets in (i) obligations of the types referred to in clauses (a), (b), (c) and (d) above and (ii) commercial paper denominated in Currency having at least the rating described in clause (d) above and maturing within 270 days after the date of acquisition.

"Central Bank" means the Banco de México.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Capital Stock representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Kimco; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Kimco by Persons who were neither (i) nominated by the board of directors of Kimco nor (ii) appointed by directors so nominated; or (c) any direct or indirect transaction of any nature by which Kimco ceases to directly or indirectly own a majority shareholding of, or fails to exercise effective Control over, the Borrower.

“Closing Date” means the date the Loan is funded by the Bank which may not be later than the Commitment Termination Date.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

"Commitment" means the obligation of the Bank to make a loan to the Borrower in a principal amount up to but not to exceed the Commitment Amount.

“Commitment Amount” means MXP$1,000,000,000.00.

"Commitment Termination Date" means the earlier to occur of (i) three (3) Business Days following the Effective Date and (ii) the termination of the Bank’s Commitment in accordance with Section 7.1.

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with the Borrower or Kimco within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower or Kimco and which is treated as a single employer under Section 414 of the Code.

“Consolidated Entities” means as of any date of determination, any entities whose financial results are consolidated with those of Kimco in accordance with GAAP.

"Consolidated Net Income" means, for any period, net income (or loss) of Kimco and the Consolidated Entities for such period determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through the ability to exercise voting power, by contract or otherwise).  “Controlling” and “Controlled” have meanings correlative thereto.

"Currency" has the meaning set forth in the definition of "Cash Equivalents."

“Default” means any of the events specified in Article VII, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Default Rate” means the Base Rate plus the Applicable Margin plus two percent (2%) per annum.

“Designated Amount” has the meaning set forth in Section 8.3 hereof.

"Dollar" and the symbol "USD$" means the lawful currency of the United States.

"Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in an Alternate Currency, the equivalent in Dollars of such amount, determined by the Bank using the Exchange Rate with respect to such Alternate Currency in effect on such date (and such determination shall be conclusive and binding on the parties hereto in the absence of manifest error).

“EBITDA” means for any Person, the consolidated net income of such Person and its Subsidiaries before income taxes, interest, depreciation, amortization, gains or losses on sales of operating real estate and marketable securities, any provision or benefit for income taxes, noncash impairment charges, and gains or losses on extraordinary items in accordance with GAAP and gains or losses on early extinguishment of debt.

"Effective Date" has the meaning set forth in the introductory paragraph hereto.

“Entity” means, as of any date of determination, any Consolidated Entity or Unconsolidated Entity.

“Environmental Laws” means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials, as now or may at any time hereafter be in effect, in each case to the extent the foregoing is applicable to Kimco or any Subsidiary of Kimco, or any of their respective assets or properties.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” means any of the events specified in Article VII, provided, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Exchange Rate” means, on any day, with respect to any Alternate Currency, the rate at which such Alternate Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such Alternate Currency.  In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon in writing by the Bank and Kimco, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Bank and its Affiliates in the market where its Alternate Currency exchange operations in respect of such Alternate Currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of Dollars for delivery on such day; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Bank, after consultation with Kimco, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

"Excluded Taxes" means any tax imposed on or measured by the overall net income, net profits or capital (or any franchise or similar tax imposed in lieu thereof) of the Bank pursuant to the laws of the jurisdiction (or any political subdivision thereof) in which it is organized or the jurisdiction (or any political subdivision thereof) in which the lending office of the Bank is located and any taxes to the extent such taxes are imposed as a direct result of a present, former or future connection between the Bank and the jurisdiction imposing such taxes (or any political subdivision or taxing authority thereof or therein) other than a connection arising solely from the execution, delivery, performance of its obligations, receipt of a payment or enforcement of a right under this Agreement, any related document or the Note.

“Existing JP Morgan Credit Agreement” means the Credit Agreement, dated as of October 25, 2007, among Kimco and certain of its Subsidiaries parties thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent for the lenders thereunder as such Credit Agreement has or shall be amended.

“Existing Scotiabank Credit Agreement” means the Credit Agreement, dated as of May 9, 2005, among KRC Mexico Acquisition Corporation and KRC Mexico Corporation S. de R.L. de C.V., as borrowers, and the Bank, as lender.

“Front End Fee” has the meaning set forth in Section 2.2(a) hereof.

“GAAP” means the generally accepted accounting principles in the United States.

“Governmental Authority” means any government, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Central Bank.

“Gross Asset Value” means as of any relevant date, an amount equal to the sum, without duplication, of (a) Total Adjusted EBITDA, calculated with respect to the most recent Test Period ended on or before such date annualized and capitalized at seven and one half percent (7.50%), plus (b) Unrestricted Cash and Cash Equivalents of Kimco and the Consolidated Entities as of such date, plus (c) the sum of the following items of Kimco and the Consolidated Entities: (i) land and development projects as of such date valued at “cost”, and (ii) mezzanine and mortgage loan receivables valued at the lower of cost or market at such date and marketable securities at the value reflected in the consolidated financial statements of Kimco as of such date, plus (d) Kimco’s investments in and advances to the Noncontrolled Entities valued at the lower of cost or market as reflected in the consolidated financial statements of Kimco as of such date, provided, that the items described in clauses (c) and (d) (other than mortgage loan receivables valued at the lower of cost or market at such date and marketable securities at the value reflected in the consolidated financial statements of Kimco as of such date) shall not be taken into account to the extent that the amounts thereof exceed, in the aggregate, forty percent (40%) of Gross Asset Value, plus (e) one hundred percent (100%) of the bona fide purchase price of Identified Properties as of such date, and provided further, that not more than twenty-five percent (25%) in the aggregate of items comprising Gross Asset Value shall be attributable to assets located outside of the United States or to assets owned by Entities not organized in and having principal offices in the United States.

“Guarantee Obligation” means as to any Person (the “guaranteeing person”), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); provided, that in all events (and regardless of the existence of a stated liability amount), the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Guarantor” means, at any particular time, Kimco and each Subsidiary Guarantor that is a party to the Subsidiary Guarantee at such time.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Identified Properties” means as of any time, Properties acquired during the most recent Test Period.

“Indebtedness” means, of any specified Person, at any date, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under any financing leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person, (g) reimbursement obligations for letters of credit and other contingent liabilities, (h) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (i) the net obligations (contingent or otherwise) of such Person at such date under interest rate hedging agreements.

“indemnified liabilities” has the meaning set forth in Section 10.2(d).

"Information" has the meaning set forth in Section 10.14.

"Initial Subsidiary Guarantor" means each Person specified in Schedule 1.

“Insolvency” means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent” means pertaining to a condition of Insolvency.

“Intellectual Property” has the meaning ascribed to it in Section 3.10.

"Interest Payment Date" shall mean (i) April 1, 2008 and the first day of each calendar month thereafter (or the next succeeding Business Day if such day is not a Business Day) and (ii) the Maturity Date.

"Investments" has the meaning set forth in Section 6.2(b).

“Kimco” has the meaning set forth in the introductory paragraph hereof.

“Lien” means any mortgage, pledge, hypothecation, assignment (including any collateral assignment but excluding any assignment of an asset made in lieu of a sale thereof where the assignor is paid the fair market value of such asset by the assignee and the assignee assumes all of the rights and obligations attributable to ownership of such asset), deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means the aggregate of the principal amount advanced to the Borrower hereunder, as shall from time to time be outstanding and unpaid, plus the accrued and unpaid interest payable from time to time on such principal amount.

“Loan Documents” means this Agreement, the Note, the Subsidiary Guarantee and any instrument or agreement waiving, amending, or supplementing any Loan Document, in each case approved by the Borrower, Kimco and the Bank (or in the case of the Subsidiary Guarantee by the Subsidiary Guarantors and the Bank).

“Losses” has the meaning set forth in Section 10.2(d).

“Major Acquisitions” means, with respect to any applicable period, one or more acquisitions by Kimco or one of its Subsidiaries during such period of the Capital Stock and/or assets of another Person that (a) are otherwise permitted by this Agreement and the other Loan Documents and (b) involve the payment by Kimco or such Subsidiary of consideration (whether in the form of cash or non-cash consideration) in excess of USD$500,000,000 (or the equivalent thereof in any other currency) in the aggregate for all such acquisitions during such period.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or financial condition of Kimco and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under the Loan Documents or (c) the validity or enforceability of this Agreement or any other Loan Document or the rights or remedies of the Bank hereunder or thereunder.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date” means the date that is the fifth (5th) anniversary of the Closing Date (or the next preceding Business Day if such day is not a Business Day).

“Mexico” means the United Mexican States.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

 “Noncontrolled Entity” means any of the following Unconsolidated Entities: (i) any entity in which the only investment by Kimco or any Affiliate thereof consists of preferred stock or securities of another entity having characteristics analogous to those of preferred stock, or (ii) any entity (including, but not limited to, Kimco Income Operating Partnership, L.P., Kimco Retail Opportunity Portfolio, LLC, or  “Rio Can/Canadian Ventures”) as to which Kimco (together with its Affiliates) does not have the power to direct the acquisition, financing, disposition and other major decisions regarding property owned by such entity.

“Noncontrolled Entity Operating Cash Flow” has the meaning set forth in Section 6.1(d).

“Non-Recourse Indebtedness” means Indebtedness the documentation with respect to which expressly provides that (a) the lender(s) thereunder (and any agent for such lender(s)) may not seek a money judgment against the Person issuing such Indebtedness or (b) recourse for payment in respect of such Indebtedness is limited to those assets or Capital Stock of the Person issuing such Indebtedness which secure such Indebtedness (except in the case of customary indemnities or customary potential recourse carve-outs contained in such documentation, provided, that if a claim is made in connection with such indemnities or potential recourse carve-outs, such claim shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement).

"Note" has the meaning set forth in Section 2.1(d).

"Obligated Property Owner" has the meaning set forth in the definition of "Unencumbered Property."

“Obligations” means with respect to the Borrower, all obligations, liabilities and Indebtedness of every nature of the Borrower from time to time owing to the Bank under or in connection with this Agreement or any other Loan Document, in each case whether primary, secondary, direct, indirect, contingent, fixed or otherwise, including interest accruing at the rate provided in the applicable Loan Document on or after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable.

“Obligors” means the Borrower, Kimco (in its capacity as guarantor as set forth in Article IX hereof) and each Subsidiary Guarantor (in its capacity as guarantor as set forth in the Subsidiary Guarantee).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and/or the Note; provided, however, in no event, shall the definition of Other Taxes be deemed to include any Excluded Taxes.

“Ownership Percentage” means (a) in respect of a Wholly Owned Subsidiary, one hundred percent (100%), and (b) in respect of (i) any other Consolidated Entity (other than a Wholly Owned Subsidiary) or (ii) an Unconsolidated Entity, Kimco’s direct and indirect percentage interest in such Entity determined in accordance with GAAP.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Encumbrances” means (a) Liens imposed by law for taxes (i) that are not yet due and delinquent, or (ii) where (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) the Person responsible for such taxes is the Borrower, Kimco or a Wholly Owned Subsidiary and such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (C) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Person responsible for the charges so secured is the Borrower, Kimco or a Wholly Owned Subsidiary and such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect, (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower, Kimco or of any Wholly Owned Subsidiary that has any direct or indirect interest in any Unencumbered Property; provided, that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person” means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Pesos” and the symbol “MXP$” shall mean the lawful currency of Mexico.

“Pricing Schedule” means the “Schedule 2.2” annexed hereto.

“Plan” means at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower, Kimco or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or with respect to which the Borrower, Kimco or a Commonly Controlled Entity may have any liability.

“Property” means real property owned by Kimco or any of its Subsidiaries or in which Kimco or any of its Subsidiaries has a leasehold interest.

“Property Gross Revenues” means, with respect to any Property, for any period, all gross income, revenues and consideration, of whatever form or nature, received by or paid to or for the account or benefit of the Person owning such Property, in each instance during such period, in connection with the ownership, operation, leasing and occupancy of such Property, including the following: (a) amounts received under leases, including base rent, escalation, overage, additional, participation, percentage and similar rentals, late charges and interest payments and amounts received on account of maintenance or service charges, real estate taxes, assessments, utilities, air conditioning and heating, insurance premiums and other administrative, management, operating, leasing and maintenance expenses for such property, but excluding until earned security deposits, prepaid rents and other refundable receipts, (b) rents and receipts from licenses, concessions, vending machines and similar items, (c) parking fees and rentals, (d) other fees, charges or payments not denominated as rental of office, retail, storage, parking or other space in such Property, and (e) payments received as consideration, in whole or in part, for the cancellation, modification, extension or renewal of leases; but in any event excluding the proceeds of any financing or asset sales in respect of all or any portion of such Property.

“Property NOI” means with respect to any Property, for any period, an amount equal to the excess, if any, of (a) Property Gross Revenues in respect of such Property for such period over (b) Property Operating Expenses in respect of such Property for such period.

“Property Operating Expenses means, with respect to any Property, for any period, the sum of all expenses incurred during such period with respect to the ownership, operation, leasing and occupancy of such Property, including the following: (a) real estate taxes; (b) special assessments or similar charges paid during such period; (c) personal property taxes; (d) costs of utilities, air conditioning and heating; (e) maintenance and repair costs of a non-capital nature; (f) operating expenses and fees; (g) wages and salaries of on-site employees engaged in the operation and management of such Property, including employer’s social security taxes and other taxes, insurance benefits and the like, levied on or with respect to such wages or salaries; (h) premiums payable for insurance carried on or with respect to such Property; (i) advertising and promotion costs; (j) rental expense; and (k) in the case of any Property owned or operated by an Investment Entity, any obligation of Kimco or any of its Subsidiaries (contingent or otherwise) to contribute funds to such Investment Entity. The following shall be excluded from Property Operating Expenses: (1) foreign, U.S., state and local income taxes, franchise taxes or other taxes based on income, (2) depreciation, amortization and any other non-cash deduction for income tax purposes, (3) interest expenses of the Person owning such Property, (4) property management fees payable to Kimco or its Affiliates, and (5) any expenditures made for capital improvements and the cost of leasing commissions.

"Property Owner" has the meaning set forth in the definition of "Unencumbered Property."

“Qualified Jurisdiction” means at any time of determination, any jurisdiction in which Kimco or any of its Subsidiaries is doing business at such time the government of which jurisdiction is internationally recognized at such time, including by the United States Government.

“Recourse Indebtedness” means any Indebtedness of any Person, (A) to the extent that Kimco is liable for direct claims for payment of such debt, or (B) to the extent that the payment of such debt is guaranteed by Kimco or that Kimco otherwise stands as a surety or accommodation party for such debt (provided, that the amount of any such obligation shall be deemed, for the purpose of this definition, to be Kimco’s maximum reasonably anticipated liability in respect thereof as determined by Kimco in good faith), or (C) as to which a Lien securing such debt has been placed against any assets of Kimco (excluding from this clause (C) Non-Recourse Indebtedness of Kimco).  (Any such Indebtedness shall not be treated as Recourse Indebtedness solely because of customary potential recourse carveouts contained in documentation, provided, that if a claim is made in connection with such potential recourse carve-outs, such claim shall constitute Recourse Indebtedness for the purposes of this Agreement).

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Replacement Swap” has the meaning set forth in Section 8.3 hereof.

“Replacement Swap Interest Period” has the meaning set forth in Section 8.3 hereof.

“Reportable Event” means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than those events as to which the thirty (30) day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. § 2615.

“Requirement of Law” means as to any Person, any law, treaty, rule, guideline or regulation or decision, determination or directive of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person, or any of its property, or to which such Person, or any of its property is subject.

“Responsible Officer” means with respect to any Person, the chief executive officer and the president of such Person or the equivalent thereof or, with respect to financial matters, the chief financial officer or the treasurer of such Person or the equivalent thereof.

“S&P” means Standard & Poor’s Ratings Services.

“Section 8.2(a) Additional Amount” has the meaning set forth in Section 8.2(a).

“Section 8.2(b) Additional Amount” has the meaning set forth in Section 8.2(b).

“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent” means as to any Person, that, as of any date of determination, (a) the amount of the present fair saleable value of the assets of such Person  will, as of such date, exceed the amount of all liabilities of such Person, contingent or otherwise, as of such date, as determined in accordance with applicable United States federal and state laws (or analogous applicable foreign laws) governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its existing or anticipated debts as such debts become absolute and matured, and (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business.

“Specified Date” has the meaning set forth in Section 8.3 hereof.

“Subsidiary” means as to any Person, a corporation, limited liability company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of Kimco.

“Subsidiary Guarantee” means the subsidiary guarantee executed and delivered by each Subsidiary Guarantor pursuant to the terms of this Agreement, substantially in the form of Exhibit C hereto.

“Subsidiary Guarantor” has the meaning set forth in Section 10.20(a).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that, for purposes of Section 6.4(c) hereof, no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Kimco or any Affiliate thereof shall be a Swap Agreement.

“Taxes” means all income, duties, contributions, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto including Other Taxes.

“Test Period” means a period of two (2) consecutive fiscal quarters of Kimco.

“TIIE Rate” means, on any date of determination, the Equilibrium Interbank Interest Rate (Tasa de Interés Interbancaria de Equilibrio) for a period of twenty-eight (28) days as published by the Central Bank in the Diario Oficial de la Federación on such date, or of most recent publication, prior to the such date, or if such date is not a Business Day, on the next preceding Business Day on which there was such a quote.

“Total Adjusted EBITDA” means, for any Test Period, Total EBITDA for such period minus (without duplication) (i) replacement reserves of USD$0.15 (or the equivalent thereof in any other currency) per square foot of gross leasable area per annum, pro-rated for the applicable period, (ii) non-cash revenue for such period attributable to straight-lining of rents, (iii) EBITDA for such period attributable to Unconsolidated Entities, (iv) income for such period from mezzanine and mortgage loan receivables, (v) dividend and interest income from marketable securities, (vi) EBITDA for such period attributable to Identified Properties, and (vii) Kimco’s and its Affiliates’ management fee income and other income (excluding all items referred to in any other clause of this definition) for such period not attributable to Properties to the extent that such items referred to in this clause (vii), in the aggregate, exceed fifteen percent (15%) of Total EBITDA.

“Total Debt Service”: in respect of any Test Period, interest expense plus scheduled principal debt amortization for Kimco and the Consolidated Entities on the aggregate principal amount of their respective Indebtedness (provided that (a) there shall be excluded optional prepayments and balloon payments due at maturity, and (b) in the case of any Indebtedness that amortizes in annual installments, there shall be included in the aggregate 50% of the amount of such annual installments payable during such Test Period and 50% of the amount of such annual installments payable during the two immediately succeeding fiscal quarters), plus preferred stock dividends paid during such Test Period.

“Total EBITDA” means, for any period, Adjusted Net Income of Kimco and the Consolidated Entities before income taxes, interest, depreciation, amortization, gains or losses on sales of operating real estate and marketable securities, any provision or benefit for income taxes, noncash impairment charges, and gains or losses on extraordinary items in accordance with GAAP and gains or losses on early extinguishment of debt, plus, without duplication, EBITDA of Unconsolidated Entities.

“Total Indebtedness” means as of any date of determination, all Indebtedness of Kimco, of its Wholly Owned Subsidiaries and any other Consolidated Entities, outstanding at such date.

“Total Priority Indebtedness” means as of any date of determination, the aggregate of (a) Indebtedness of Kimco or of any of the Consolidated Entities outstanding as of such date, secured by any asset of Kimco or the Consolidated Entities, and (b) all unsecured third party Indebtedness of the Consolidated Entities to Persons other than Kimco or any Consolidated Entity outstanding as of such date except to the extent that such unsecured third party Indebtedness is unconditionally and irrevocably guaranteed by Kimco.

“Total Unsecured Interest Expense” means actual interest expense (accrued, paid, or capitalized) on all Unsecured Debt of Kimco, of the Consolidated Entities and of the Unconsolidated Entities (other than of the Noncontrolled Entities).

“Transferee” has the meaning set forth in Section 10.8.

“Unconsolidated Entity” means, as of any date of determination, a corporation, partnership, limited liability company, trust, joint venture, or other business entity in which Kimco, directly or indirectly through ownership of one or more intermediary entities, owns an equity interest but that is not required in accordance with GAAP to be consolidated with Kimco for financial reporting purposes.

“unencumbered” means with respect to any asset, as of any date of determination, the circumstance that such asset on such date (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (excluding Permitted Encumbrances), (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset and (ii) if applicable, the organizational documents of any Entity) which prohibits or restricts in a material manner Kimco or any of the Entities from creating, incurring, assuming or suffering to exist any Lien upon, or conveying, selling, leasing, transferring or otherwise disposing of, any assets or Capital Stock of Kimco or any of the Entities (excluding any agreement which limits generally the amount of secured Indebtedness which may be incurred by Kimco and the Entities) and (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (other than Permitted Encumbrances) on any assets or Capital Stock of Kimco or any of the Entities, or would entitle any Person to the benefit of any Lien (other than Permitted Encumbrances) on such assets or Capital Stock upon the occurrence of any contingency (other than pursuant to an “equal and ratable” clause contained in any agreement governing Indebtedness).

“Unencumbered Assets NOI” means for any period, Unencumbered Property NOI, plus (a) seventy-five percent (75%) of management fee revenues earned by Kimco and its Wholly Owned Subsidiaries in respect of properties owned by any Noncontrolled Entity, plus (b) the sum of dividend and interest income from unencumbered marketable securities and unencumbered mezzanine and mortgage loan receivables; provided, that management fee revenues earned in respect of properties owned by any Noncontrolled Entity, dividend and interest income from unencumbered mezzanine loan receivables and Unencumbered Assets NOI attributable to assets located outside of the United States or to assets owned by Entities not organized in and having principal offices in the United States shall not be taken into account to the extent the sum of all such items exceeds twenty-five percent (25%) of Unencumbered Assets NOI for the applicable period.

“Unencumbered Property” means (a) any Property wholly owned by Kimco or by a Wholly Owned Subsidiary (or in which Kimco or a Wholly Owned Subsidiary has a leasehold interest to the extent eligible pursuant to clause (b) of the second sentence of the definition of the term “Unencumbered Property NOI”), as to which Kimco has control, which Property is unencumbered (including freedom from restrictions, whether on the Property or the entity holding such Property, on pledging such Property or the stock, limited liability company interests, partnership interests, or other ownership interests of any Person having an ownership interest in such Property as collateral or selling such Properties), and (b) any other unencumbered Property as to which Kimco or a Wholly Owned Subsidiary owns (directly or through the ownership of an interest in a Consolidated Entity) a majority of the equity interests or has a leasehold interest, as above, and has the power to direct acquisition, disposition, financing, and other major property decisions (which shall not include Properties owned by or through Noncontrolled Entities); provided, that no such Property shall be treated as an Unencumbered Property at any time during which any Person (other than Kimco) having any direct or indirect ownership interest in such Property (a “Property Owner”) has any Indebtedness or has any obligation or liability, whether primary, secondary, direct, indirect, fixed, contingent, or otherwise (including as a guarantor or other surety or accommodation party, as the general partner of a partnership that has recourse Indebtedness, under applicable law, or otherwise) in respect of any Indebtedness (an “Obligated Property Owner”), unless at such time each such Obligated Property Owner is a Wholly Owned Subsidiary of Kimco and a Subsidiary Guarantor pursuant to an effective Subsidiary Guarantee.

"Unencumbered Property NOI" means, for any period, Property NOI for such period of Unencumbered Properties owned by Kimco or a Wholly Owned Subsidiary and the percentage equal to Kimco’s Ownership Percentage interest in the applicable Property of Property NOI for such period of other Unencumbered Properties, in each case net of (x) management fees of three percent (3%) of revenues and (y) replacement reserves of USD$0.15 (or the equivalent thereof in any other currency) per square foot per annum (pro-rated for the applicable Test Period) of gross leasable area, from Unencumbered Properties.  For the purpose of determining Unencumbered Property NOI, (a) no property owned by any Noncontrolled Entity shall be included and (b) leasehold positions will be eligible if (i) with respect to the lease term, either (x) more than 25 years remains in such lease term or (y) such lease term is renewable in the sole discretion of Kimco for one or more successive periods aggregating (together with the remaining current lease term) more than 25 years so long as, in the case of this clause (y), periodic rent increases shall be at levels comparable to those that are customarily applicable to leases having initial terms in excess of 25 years, and (ii) such leasehold position is mortgageable and the terms of the lease include customary secured lender protections (including that (A) the lessor shall notify any holder of a security interest in such leasehold interest of the occurrence of any default by the lessee under such lease and shall afford such holder the right to cure such default, and (B) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease)

“Unrestricted Cash and Cash Equivalents” means, as of any date of determination, the sum of (a) the Dollar Equivalent of the aggregate amount of Unrestricted cash then held by Kimco or any of the Consolidated Entities and (b) the Dollar Equivalent of the aggregate amount of Unrestricted Cash Equivalents (valued at the lower of cost and fair market value) then held by Kimco or any of the Consolidated Entities.  As used in this definition, “Unrestricted” means, with respect to any asset, the circumstance that such asset is not subject to any Liens or claims of any kind in favor of any Person.

“Unsecured Debt” means all Indebtedness, which is not secured by a Lien on any income, Capital Stock, property or asset.

“VAT” has the meaning set forth in Section 10.3(a).

“Wholly Owned Subsidiary” means any entity all of the capital stock of which and any and all equivalent ownership interests of which (other than directors’ qualifying shares required by law) are owned by Kimco directly or indirectly through one or more Wholly Owned Subsidiaries.

SECTION 1.2

Interpretation.

(a)

Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

(b)

The words “hereof’, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)

Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(e)

The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(f)

The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(g)

Unless otherwise specified herein or the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, and (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(h)

Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations hereunder and thereunder shall be made, in accordance with GAAP.  Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for Kimco and its Subsidiaries, in each case without duplication.

ARTICLE II

THE LOAN

SECTION 2.1

The Loan.

(a)

Subject to the terms and conditions of this Agreement, including satisfaction of the conditions precedent set forth in Article IV, the Bank agrees to make the Loan in Pesos to the Borrower on the Closing Date in the amount of the  Commitment Amount.

(b)

The Borrower shall deliver to the Bank a notice requesting the borrowing of the Loan hereunder in the amount of the Commitment Amount, substantially in the form of Exhibit A hereto (the "Borrowing Request"), which shall be effective if received by the Bank no later than 10:00 a.m. Mexico City time on the date that is one (1) Business Day prior to the requested Closing Date.

(c)

Any amount borrowed hereunder which is repaid or prepaid may not be re-borrowed.

(d)

Note.  The Loan shall be evidenced by a promissory note substantially in the form of Exhibit B hereto (the “Note”), executed by the Borrower and delivered to the Bank on or before the Closing Date.

(e)

Repayment of the Loan.  The Borrower shall repay the unpaid principal amount of the Loan in full on the Maturity Date.  Prior to the Maturity Date, prepayments of the Loan, in whole or in part, shall or may only be made as set forth in Section 2.4 hereof.

(f)

Purpose.  The proceeds of the Loan shall be used by the Borrower on the Closing Date to repay in full all amounts due to the Bank under and relating to the Existing Scotiabank Credit Agreement and to pay any amounts due to the Bank under Sections 2.2. and 10.3 hereof (plus any Taxes due in respect thereof in accordance with Section 10.3(a)).  The remaining proceeds of the Loan shall be used by the Borrower (i) for general corporate purposes of the Borrower and (ii) for financing of acquisitions and other investments and transactions by the Borrower and its Subsidiaries and Affiliates in Mexico including, without limitation, for the funding of development costs and other investment opportunities as they arise.

SECTION 2.2

Fees.

(a)

Front End Fee.  The Borrower shall pay to the Bank a fee of MXP$5,500,000 (the “Front End Fee”), MXP$1,500,000 of which (plus any Taxes due in respect thereof in accordance with Section 10.3(a)) shall be paid on or prior to the Effective Date and MXP$4,000,000 of which (plus any Taxes due in respect thereof in accordance with Section 10.3(a)) shall be paid on the Closing Date as set forth in Section 2.1(f).

(b)

Payment of Fees.  The Borrower shall pay no later than the due date in respect of any fees set forth in this Section 2.2 any additional amounts payable to the Bank pursuant to Section 10.3 hereof in respect of such fees.

SECTION 2.3

Interest Rates and Payment Dates.

(a)

Calculation of Interest.  Subject to the terms of Sections 2.3(d) and 8.2, the principal amount outstanding in respect of the Loan shall bear interest (commencing on the Closing Date) at a rate per annum equal to the sum of (i) the Base Rate plus (ii) the Applicable Margin.

(b)

Interest Payments.  Interest accrued on principal of the Loan shall be payable in arrears, without duplication:

(i)

on each Interest Payment Date;

(ii)

upon any prepayment of the Loan pursuant to Section 2.4, Section 8.1 or Section 8.2 hereof, on the date of such prepayment;

(iii)

upon acceleration of the Loan pursuant to Article VII hereof, immediately upon such acceleration; and

(iv)

upon demand from time to time in the case of interest accruing pursuant to subsection (d) of this Section 2.3.

(c)

Computation of Interest.  Interest shall be calculated on the basis of a 360 day year for the actual days elapsed.  Any change in the interest rate pursuant to Section 2.3(d) shall become effective in accordance with Section 2.3(d) and any change in the interest rate pursuant to Section 8.2 shall become effective as of the opening of business on the first Interest Payment Date occurring after the parties have agreed on an increase in the interest rate in accordance with Section 8.2.  Any change in the Applicable Margin pursuant to a change in Kimco's senior unsecured debt ratings by S&P and Moody's as calculated in accordance with the Pricing Schedule shall become effective as of the opening of business on the first succeeding Interest Payment Date following such change in debt rating.  Each determination of an interest rate by the Bank pursuant to any provision of this Agreement shall be conclusive and binding on the Obligors in the absence of manifest error.

(d)

Default Interest.  If all or a portion of (i) the principal outstanding on the Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder or under any other Loan Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at the Default Rate, in each case from the date of such non-payment to the date on which such amount is paid in full (both before and after judgment).

SECTION 2.4

Optional Prepayments.  The Borrower may from time to time, on any Interest Payment Date, prepay the Loan, in whole or in part, without premium or penalty, subject to the reimbursement of any amounts due to the Bank in respect of such prepayment under Section 8.3, upon delivery to the Bank of written notice at least two (2) Business Days prior to such Interest Payment Date.  Such notice shall specify the date and amount of the prepayment and shall be irrevocable.  If any such notice is given, the amount specified in such notice shall be due and payable on the Interest Payment Date specified therein, together with any amounts payable pursuant to Section 8.3.  Partial prepayments shall be in an aggregate principal amount of no less than MXP$50,000,000 and in whole multiples of MXP$10,000,000 in excess thereof (or, if less, the aggregate outstanding principal amount of the Loan).

SECTION 2.5

Application of Funds.  Payments received by the Bank under the Loan Documents shall be applied, unless the Bank otherwise agrees, as follows:

(i)

first, to the payment of VAT on any fees, losses, costs or expenses due and payable by the Borrower under the Loan Documents, including those arising pursuant Section 8.3;

(ii)

second, to the payment of any fees, losses, costs or expenses due and payable by the Borrower under the Loan Documents, including those arising pursuant Section 8.3;

(iii)

third, to the payment of any interest payable pursuant to Section 2.3(d);

(iv)

fourth, to the payment of any other interest then due;

(v)

fifth, to the payment of any accrued interest not then due;

(vi)

sixth, to the payment of overdue principal; and

(vii)

seventh, to the payment of other principal.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Bank to enter into this Agreement and make available the Loan, each of the Borrower (with respect to itself and its Properties) and Kimco (with respect to itself, its Properties, its Subsidiaries and their respective Properties) hereby represents and warrants to the Bank as follows, as of each of the Effective Date and the Closing Date:

SECTION 3.1

Financial Condition.  The consolidated balance sheet of Kimco and its Subsidiaries as at December 31, 2006 and December 31, 2005 and the related consolidated statements of income and of cash flows for the respective fiscal years ended on such dates, reported on by PricewaterhouseCoopers, LLP, copies of which have heretofore been furnished to the Bank, are complete and correct and present fairly the consolidated financial condition of Kimco and its Subsidiaries as at such dates, as applicable and the consolidated results of their operations and their consolidated cash flows for the applicable fiscal year then ended.  The unaudited consolidated balance sheet of Kimco and its subsidiaries as at September 30, 2007 and the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, certified by a Responsible Officer of Kimco, copies of which have heretofore been furnished to the Bank, are complete and correct and present fairly the consolidated financial condition of Kimco and its Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.  Except as set forth on Schedule 3.1, neither Kimco nor any of the Consolidated Entities has, as of the Closing Date, any material Indebtedness, Guarantee Obligation, contingent liability or liability for taxes, or any unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.  Except as set forth on Schedule 3.1, during the period from December 31, 2006 to and including the Closing Date, there has been no sale, transfer or other disposition by Kimco or any of the Consolidated Entities of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of Kimco and the Consolidated Entities at December 31, 2006.

SECTION 3.2

No Change.  Since September 30, 2007, there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.3

Corporate Existence; Compliance with Law.  Each Obligor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate (or limited partnership or limited liability company or other form of organization, as applicable) power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (iii) is duly qualified as a foreign corporation (or limited partnership or limited liability company or other form of organization, as applicable) and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of Kimco and its Subsidiaries is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.4

Corporate Power; Authorization; Enforceable Obligations.  Each Obligor has the corporate (or limited partnership or limited liability company or other form of organization, as applicable) power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is a party and, in the case of the Borrower, to borrow hereunder, and each applicable Obligor has taken all necessary corporate (or limited partnership or limited liability company or other form of organization, as applicable) action to authorize the execution, delivery and performance of each Loan Document to which it is a party and, in the case of the Borrower, the Loan on the terms and conditions of this Agreement.  No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Loan hereunder or with the execution, delivery, performance, validity or enforceability of any Loan Document.  Each Loan Document has been duly executed and delivered on behalf of each applicable Obligor party thereto.  Each Loan Document constitutes a legal, valid and binding obligation of each applicable Obligor party thereto enforceable against each such Obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 3.5

No Legal Bar.  The execution, delivery and performance by each Obligor of the Loan Documents to which each such Obligor is a party and the consummation of the transactions contemplated thereby will not violate any Requirement of Law applicable to, or any Contractual Obligation of, any Obligor and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of any Obligor.

SECTION 3.6

No Material Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower or Kimco, threatened by or against the Borrower or Kimco or any Subsidiary of Kimco or against any of their respective properties or revenues (a) with respect to the Loan Documents or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

SECTION 3.7

Corporate or Similar Action.  No Obligor has taken any corporate (or limited partnership or limited liability company or other form of organization) action nor have any other steps been taken or legal proceedings been started or (to the knowledge of either Kimco or the Borrower) threatened against any such Person for its winding-up, dissolution, administration or re-organization or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer for any or all of its respective assets or revenues.

SECTION 3.8

No Default.  Neither Kimco nor any of its Subsidiaries is in default under or with regard to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

SECTION 3.9

Ownership of Property.  Each of the Borrower, Kimco and each Subsidiary of Kimco has good record title in fee simple to, or a valid leasehold interest in, all of its material real property, and good title to all of its other material property.

SECTION 3.10

Intellectual Property.  To the extent applicable, each of the Borrower, Kimco and the Subsidiaries of Kimco owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes (“Intellectual Property”) necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect.  No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower, Kimco or any of Kimco's Subsidiaries know of any valid basis for any such claim.  The use of such Intellectual Property by the Borrower, Kimco or any Subsidiaries of Kimco, as applicable, does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.11

No Burdensome Restrictions; Disclosure.  No Requirement of Law applicable to the Borrower, Kimco or any Subsidiaries of Kimco, or Contractual Obligation to

which the Borrower, Kimco or any of Kimco's Subsidiaries is bound, could reasonably be expected to have a Material Adverse Effect.  No report, financial statement, certificate or other information furnished by or on behalf of any Obligor to the Bank in connection with the negotiation of the Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) (a) contains any material misstatement of fact or (b) omits to state any material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made; provided, that, with respect to projected financial information, each of Kimco and the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12

Taxes.  (i) Each of the Borrower, Kimco and each Subsidiary of Kimco has (a) filed or caused to be filed all tax returns which, to the knowledge of the Borrower and Kimco, are required to be filed; and, (b) paid all Taxes respectively shown to be due and payable on such tax returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any Taxes, fees, or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of each such Person, as the case may be); (ii) no tax Lien has been filed, and, (iii) to the knowledge of the Borrower and Kimco, no claim is being asserted, with respect to any such tax, fee or other charge.

SECTION 3.13

Regulation U.  No part of the proceeds of the Loan will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the regulations of the Board.  If requested by the Bank, the Borrower will furnish to the Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

SECTION 3.14

ERISA.  No Reportable Event has occurred during the five (5) year period prior to the Closing Date with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code.  The present value of all accrued benefits under each Single Employer Plan maintained by the Borrower, Kimco or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits.  Neither the Borrower, Kimco nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower, Kimco nor any Commonly Controlled Entity would become subject to any liability under ERISA if such Person were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made.  No Multiemployer Plan is in Reorganization or Insolvent.  The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower, Kimco and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not exceed the assets under all such Plans allocable to such benefits.

SECTION 3.15

Investment Company Act; Other Regulations.  No Obligor is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  No Obligor is subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

SECTION 3.16

Purpose.  The proceeds of the Loans shall be used by the Borrower solely in accordance with Section 2.1(f).

SECTION 3.17

Environmental Matters.  Except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)

To the best knowledge of the Borrower and Kimco, the Properties do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws.

(b)

To the best knowledge of the Borrower and Kimco, the Properties and all operations at the Properties are in compliance, and have in the last two years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties, or violation of any Environmental Law with respect to the Properties.

(c)

Neither the Borrower, Kimco nor any of Kimco's Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties, nor does the Borrower or Kimco have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)

To the best knowledge of the Borrower and Kimco, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws.

(e)

No judicial proceeding or governmental or administrative action is pending, or, to the knowledge of the Borrower and Kimco, threatened, under any Environmental Law to which Kimco or any of its Subsidiaries is or, to the knowledge of the Borrower and Kimco, will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Properties.

(f)

To the best knowledge of the Borrower and Kimco, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower, Kimco and Kimco's Subsidiaries in connection with the Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

SECTION 3.18

Insurance.  Each of the Borrower, Kimco and the Subsidiaries of Kimco maintains with insurance companies rated at least A- by A.M. Best & Co., with premiums at all times currently paid, insurance upon its fixed assets and inventories, including public liability insurance, fire and all other risks insured against by extended coverage, fidelity bond coverage, business interruption insurance, and all insurance required by law, all in form and amounts required by law and customary to the respective natures of their businesses and properties, except in cases where failure to maintain such insurance will not have or potentially have a Material Adverse Effect.

SECTION 3.19

Condition of Properties.  Except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)

All of the improvements located on the Properties and the use of said improvements comply and shall continue to comply in all respects with all applicable zoning resolutions, building codes, subdivision and other similar applicable laws, rules and regulations and are covered by existing valid certificates of occupancy and all other certificates and permits required by applicable laws, rules, regulations and ordinances or in connection with the use, occupancy and operation thereof.

(b)

No material portion of any of the Properties, nor any improvements located on said Properties that are material to the operation, use or value thereof, have been damaged in any respect as a result of any fire, explosion, accident, flood or other casualty.

(c)

No condemnation or eminent domain proceeding has been commenced or, to the knowledge of the Borrower or Kimco, is about to be commenced against any portion of any of the Properties, or any improvements located thereon that are material to the operation, use or value of said Properties.

(d)

No notices of violation of any federal, state or local law or ordinance or order or requirement have been issued with respect to any Properties.

SECTION 3.20

Benefit of Loans.  Kimco and its Subsidiaries are engaged as an integrated corporate group in the business of acquiring, owning, developing and operating shopping centers and of providing the required services and other facilities for those integrated operations.  Each of the Obligors expects to derive benefits, directly or indirectly, in return for undertaking their respective obligations under the Loan Documents, both individually and as members of the integrated group.

SECTION 3.21

REIT Status.  Kimco qualifies as real estate investment trust under Section 856(a) of the Code.

SECTION 3.22

Solvency.  On the Effective Date and the Closing Date, after giving effect to the transactions contemplated by the Loan Documents on each such date, each Obligor is Solvent.

ARTICLE IV

CONDITIONS

SECTION 4.1

Conditions to Funding of Loan.

The obligation of the Bank to make the Loan available to the Borrower on the Closing Date is subject to the satisfaction of the following conditions on or prior to the Effective Date:

(a)

Loan Documents.  The Bank shall have received each the Loan Documents, duly executed and delivered by each of the parties thereto.

(b)

Fees and Expenses.  The Bank shall have received payment (or written instructions that the Bank may apply a portion of the Loan proceeds to pay such amounts) of (i) all of the Bank's fees and expenses in connection with the making of the Loan and the preparation, negotiation and execution of the Loan Documents, including the reasonable fees and disbursements invoiced through the Closing Date of the Bank’s legal counsel, (ii) any other amounts due and payable to the Bank on or prior to the Closing Date hereunder, including pursuant to Sections 2.2 or 10.3 hereof, and (iii) all reasonable third-party out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(c)

Legal Opinions.  The Bank shall have received the following legal opinions in form and content acceptable to the Bank:

i.

from Mayer Brown, LLP, United States counsel to the Bank; and

ii.

from Robert Schulman, Esq., United States counsel to the Borrower and each of the Guarantors.

(d)

Borrower Officer Certificate. The Bank shall have received a certificate from a Responsible Officer of the Borrower dated as of the Closing Date and in substantially the form of Exhibit E-1 hereto: (i) confirming compliance with the conditions specified in this Section 4.1 and that no consent, approval or waiver is required for the execution, delivery and performance by the Borrower of the Loan Documents to which the Borrower is a party and (ii) certifying as to the names and offices of the Persons authorized to sign the Loan Documents to be delivered pursuant to the terms hereof by the Borrower, together with the specimens of the signatures of each such Person and a certificate of another officer of the Borrower, certifying as to the name, office, and signature of the Responsible Officer of the Borrower signing the first certificate described in this clause (d).

(e)

Kimco Officer Certificate.  The Bank shall have received a certificate from a Responsible Officer of Kimco dated as of the Closing Date and in substantially the form of Exhibit E-2 hereto: (i) confirming that no consent, approval or waiver such is required for the execution, delivery and performance by Kimco of the Loan Documents to which it is a party and (ii) certifying as to the name(s) and offices of the Persons authorized to sign the Loan Documents to be delivered pursuant to the terms hereof by Kimco, together with specimens of the signatures of each such Person and a certificate of another officer of Kimco, certifying as to the name, office, and signature of the Responsible Officer of Kimco signing the first certificate described in this clause (e).

(f)

Subsidiary Guarantor Officer Certificates.  The Bank shall have received a certificate from a Responsible Officer of each Initial Subsidiary Guarantor dated as of the Closing Date and in substantially the form of Exhibit E-3 hereto: (i) confirming that no consent, approval or waiver is required for the execution, delivery and performance by such Initial Subsidiary Guarantor of the Loan Documents and (ii) certifying as to the name(s) and offices of the Persons authorized to sign the Loan Documents to be delivered pursuant to the terms hereof by such Initial Subsidiary Guarantor, together with specimens of the signatures of each such Person and a certificate of another officer of such Initial Subsidiary Guarantor, certifying as to the name, office, and signature of the Responsible Officer of the Initial Subsidiary Guarantor signing the first certificate described in this clause (f).

(g)

Organizational Documents, Etc.  The Bank shall have received such documents and certificates as the Bank or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, and board and/or shareholder resolutions, or the equivalent, as required, evidencing the authorization of the execution, delivery and performance by each Obligor of the Loan Documents to which it is a party and the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Bank and certified to be true, correct and complete by a Responsible Officer of such Obligor, as of the Closing Date.

(h)

Financial Statements.  The Bank shall have received (i) unqualified audited consolidated financial statements of Kimco for fiscal years 2005 and 2006, (ii) unaudited interim consolidated financial statements of Kimco as of and for the first three fiscal quarters in fiscal year 2007, in each case prepared in accordance with GAAP, and (iii) pro forma financial statements of the Borrower giving effect to the Loan and the transactions contemplated by the Loan Documents.

(i)

Existing JP Morgan Credit Agreement.  As of the date of execution of this Agreement, no Default (as such term is defined under the Existing JP Morgan Credit Agreement) has occurred or is continuing under the Existing JP Morgan Credit Agreement.

(j)

Banking Account.  The Borrower shall have opened a Mexican Peso checking account with the Bank in order to facilitate disbursements as well in order to facilitate principal and interest payments (the “Borrower Account”).

(k)

No Material Adverse Effect.  There shall not have occurred or become known to the Bank any material adverse condition or material adverse change in or affecting the business, operations, property or financial condition of Kimco and its Subsidiaries taken as a whole.

(l)

No Event of Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the making of the Loan by the Bank on the Closing Date.

(m)

Governmental Approvals. All governmental and third party approvals necessary or, in the discretion of the Bank, advisable in connection with the Loan contemplated hereby and the continuing operations of Kimco and its Subsidiaries (including without limitation the Borrower and the Subsidiary Guarantors) shall have been obtained and be in full force and effect.

(n)

Representations and Warranties.  Each of the representations set out in Article III shall be true and correct in all material respects on and as of the Effective Date and the Closing Date.

(o)

Borrowing Request.  The Bank shall have received the Borrowing Request, which shall include written instructions from the Borrower to direct a portion of the Loan proceeds to pay off all amounts due to the Bank under the Existing Scotiabank Credit Agreement.

ARTICLE V

AFFIRMATIVE COVENANTS

Each of the Borrower and Kimco agrees with the Bank, for itself and its Subsidiaries, as applicable, so long as any amount remains outstanding and unpaid under the Loan Documents, as follows:

SECTION 5.1

Financial Statements.  Kimco and the Borrower shall furnish to the Bank:

(a)

as soon as available, but in any event, (i) within forty-five (45) days of the end of the first three (3) quarterly periods of each fiscal year, a copy of the unaudited internally generated financial statements of the Borrower, and (ii) within ninety (90) days of the end of the fiscal year, a copy of the annual unaudited internally generated financial statements of the Borrower;

(b)

as soon as available, but in any event, within ninety (90) days of the end of each fiscal year of Kimco, a copy of the consolidated balance sheet of Kimco and its Subsidiaries as at the end of such year and the related consolidated statements of income and retained earning and of cash flows of Kimco and its Subsidiaries for such year, setting forth in each case in comparative form the figures as of the end and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers, LLP or other independent certified public accountants of nationally recognized standing;

(c)

as soon as available, but in any event not later than the forty-five (45) days after the end of each of the first three (3) quarterly periods of each fiscal year of Kimco, the unaudited consolidated balance sheet of Kimco and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and cash flows of Kimco and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period, as the case may be, in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

(d)

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

SECTION 5.2

Certificates; Other Information.  Each of the Borrower and Kimco shall furnish to the Bank:

(a)

concurrently with the delivery of the financial statements referred to in Section 5.1(a), 5.1(b) and 5.1(c), a compliance certificate of a Responsible Officer of the Borrower and Kimco, as applicable, substantially in the form of Exhibit D;

(b)

within ten (10) days after any such statements and reports are sent, copies of all financial statements and reports which Kimco sends to its stockholders, and within ten (10) days after the same are filed, copies of all financial statements, reports or other documents which Kimco may provide to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

(c)

promptly, upon request of the Bank, a list of all Entities, and such additional financial information, information with respect to any Property and other information as the Bank may from time to time reasonably request; and

(d)

promptly, upon request of the Bank, any such other information relating to the Borrower, Kimco or any Subsidiary Guarantor as the Bank may require to comply with any Requirement of Law or request or directive of any Governmental Authority having jurisdiction over the Bank.

SECTION 5.3

Payment of Obligations.  Each of the Borrower and Kimco shall, and Kimco shall cause its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its respective obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP, with respect thereto, have been provided on the books of the Borrower, Kimco or any other Subsidiary of Kimco, as applicable or (b) (i) Non-Recourse Indebtedness and (ii) other obligations which aggregate not more than USD$50,000,000, in each case to the extent that Kimco has determined in good faith that it is in its best interests not to pay or contest such Non-Recourse Indebtedness or such other obligations, as the case may be.

SECTION 5.4

Maintenance of Existence, etc.  Each of the Borrower and Kimco shall, and Kimco shall cause its Subsidiaries to:

(a)

Preserve, renew and keep in full force and effect its corporate existence;

(b)

take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of each of their respective businesses, except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect;

(c)

Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

SECTION 5.5

Maintenance of Property; Insurance.  Each of the Borrower and Kimco shall, and Kimco shall cause its Subsidiaries to, keep all property useful and necessary in each of their respective businesses in good working order and condition; maintain insurance with financially sound and reputable insurance companies on all of its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Bank, upon written request, full information as to the insurance carried.

SECTION 5.6

Inspection of Property; Books and Records Discussions.  Each of the Borrower and Kimco shall, and Kimco shall cause its Subsidiaries to, keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its respective business and activities; and permit representatives of the Bank to visit and inspect any of its respective properties and examine and make abstracts from any of its respective books and records at any reasonable time, upon reasonable notice, and as often as may reasonably be desired and to discuss the respective business, operations, properties and financial and other condition of the Borrower, Kimco or any such Subsidiary of Kimco with the respective financial officers and employees of such Person and with the respective independent certified public accountants of such Person.

SECTION 5.7

Notices.  Each of the Borrower and Kimco shall promptly give notice to the Bank of:

(a)

the occurrence of any Default or Event of Default;

(b)

any (i) default or event of default under any contractual obligation of any Obligor or (ii) litigation, investigation or proceeding which may exist at any time between any Obligor and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c)

any litigation or administrative or other proceeding affecting the Borrower, Kimco or any Subsidiary of Kimco in which the amount involved is USD$50,000,000 or more on an individual basis (or USD$100,000,000 or more in the aggregate together with all other such litigation or administrative or other proceedings affecting the Borrower, Kimco or any of its other Subsidiaries) and not covered by insurance or in which material injunctive or similar relief is sought;

(d)

the following events, as soon as possible and in any event within thirty (30) days after the Borrower or Kimco knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower, Kimco or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

(e)

any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 5.8

Environmental Laws.

(a)

Each of the Borrower and Kimco shall, and Kimco shall cause its Subsidiaries to, comply with, and use best efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect;

(b)

Each of the Borrower and Kimco shall, and Kimco shall cause its Subsidiaries to conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under the applicable Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding the applicable Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect or (ii) Kimco has determined in good faith that contesting the same is not in the best interests of Kimco and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect;

(c)

The Borrower shall defend, indemnify and hold harmless the Bank and its employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (whether arising pre-judgment or post-judgment) of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, non-compliance with or liability under any Environmental Laws applicable to the operations of the Borrower, Kimco or any Subsidiary of Kimco or any Property, or any orders, requirements or demands of Governmental Authorities related thereto, including attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.  Notwithstanding anything to the contrary in this Agreement, this indemnity shall continue in full force and effect following the termination of this Agreement and repayment in full of the Loan and all amounts due to the Bank under the Loan Documents.

ARTICLE VI

NEGATIVE COVENANTS

The Borrower and Kimco hereby agree with the Bank, so long as any amount remains outstanding and unpaid under the Loan Documents, as follows:

SECTION 6.1

Financial Covenants.  Kimco shall not directly or indirectly:

(a)

Total Indebtedness Ratio.  Permit, at the last day of any Test Period, the ratio of (i) Total Indebtedness as of such day to (ii) Gross Asset Value as of such day to exceed 0.60 to 1.00 (or 0.65 to 1.00 for a period not to exceed 270 consecutive days in the event that during the applicable period Kimco or one of the Consolidated Entities has incurred Indebtedness in connection with Major Acquisitions).

(b)

Total Priority Indebtedness Ratio.  Permit, at the last day of any Test Period, the ratio of (i) Total Priority Indebtedness as of such day to (ii) Gross Asset Value as of such day to exceed 0.35 to 1.00.

(c)

Unsecured Interest Expense Ratio.  Permit, for any Test Period, the ratio of (i) Unencumbered Assets NOI for such period to (ii) Total Unsecured Interest Expense for such period to be less than 1.75 to 1.00.

(d)

Fixed Charge Coverage Ratio.  Permit, for any Test Period, the ratio of Total Adjusted EBITDA for such period to Total Debt Service for such period to be less than 1.50 to 1.00.  Solely for the purpose of calculating the ratio in this clause (d), Total Adjusted EBITDA (i) shall include cash flow distributions (other than distributions in respect of capital transactions) from Noncontrolled Entities (“Noncontrolled Entity Operating Cash Flow”), provided, that Noncontrolled Entity Operating Cash Flow distributed during the most recent twelve-month period in respect of any Noncontrolled Entity shall be included, without duplication, only to the extent of fifty percent (50%) of the amount of such distributions made in such twelve-month period, and (ii) shall be increased by the amounts excluded pursuant to clauses (iv), (v) and (vi) of the definition of the term “Total Adjusted EBITDA”.

Solely for the purposes of this Section 6.1, direct or indirect reference to EBITDA, NOI, Indebtedness and debt service (and items thereof, when applicable) with respect to the Entities, when included, shall be included only to the extent of the Ownership Percentage therein, except as otherwise specifically provided.

SECTION 6.2

Limitation on Certain Fundamental Changes.

(a)

Neither the Borrower nor Kimco shall, nor shall Kimco permit any of its Subsidiaries to, directly or indirectly: (i) enter into any merger (except as described in Schedule 6.2), consolidation or amalgamation, (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (iii) convey, sell, lease, assign, transfer or otherwise dispose of, all or a substantial portion of its respective property, business or assets (each such transaction referred to in the preceding subclauses (i), (ii) and (iii), a “Capital Transaction”), unless (x) such

Capital Transaction, in the case of the Borrower, does not involve all or a substantial portion of the property, business or assets owned or leased by it and, in the case of Kimco or any of its other Subsidiaries, does not involve all or a substantial portion of the property, business or assets owned or leased by Kimco and its Subsidiaries, determined on a consolidated basis with respect to Kimco and its Subsidiaries taken as a whole, (y) there is no Default or Event of Default, before and after giving effect to such Capital Transaction (including any changes resulting from recharacterization of Unencumbered Property), and (z) without limiting the foregoing, Kimco is in compliance with all covenants under Section 6.1 after giving effect to such Capital Transaction (including any changes resulting from recharacterization of Unencumbered Property), and would have been in compliance therewith for the most recent Test Period if such Capital Transaction had been given effect (including any changes resulting from recharacterization of Unencumbered Property) during such Test Period; provided, that neither the Borrower nor Kimco may engage in a Capital Transaction other than a merger as to which it is the surviving entity; provided further, that, notwithstanding the foregoing, (A) any Subsidiary of Kimco (other than the Borrower) may merge with a an Obligor hereunder so long as the surviving entity is an Obligor hereunder, (B) any Subsidiary of Kimco (other than the Borrower) may liquidate, wind up or dissolve itself so long as such Subsidiary’s assets are transferred to an Obligor and (C) any Subsidiary of Kimco (other than the Borrower) may convey, sell, lease, assign, transfer or otherwise dispose of any of its assets to an Obligor.

(b)

Limitation on Investments, Loans and Advances.  Kimco shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any advance, loan, extension of credit or capital contribution to any Person, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or otherwise make any investment in, any Person, or acquire or otherwise make any investment in any real property (collectively, “Investments”), if, after giving effect thereto, the aggregate amount of Investments (valued at cost) made in Noncontrolled Entities from and after the date of this Agreement would exceed thirty percent (30%) of Gross Asset Value.

(c)

Limitation on Transactions with Affiliates.  Kimco shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless (a) no Default or Event of Default would occur as a result thereof and (b) such transaction is (i) in the ordinary course of the business that is a party thereto and (ii) upon fair and reasonable terms no less favorable to such Person that is a party thereto or is affected thereby than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

SECTION 6.3

Limitation on Changes in Fiscal Year.  Neither the Borrower nor Kimco shall permit its fiscal year to end on a day other than December 31 unless otherwise required by any applicable law, rule or regulation.

SECTION 6.4

Limitation on Lines of Business; Issuance of Commercial Paper; Creation of Subsidiaries; Negative Pledge.  Neither the Borrower nor Kimco shall, nor shall Kimco permit any of its Subsidiaries to:

(a)

Engage in activities other than real estate business and real estate related business activities, and in activities permitted for real estate investment trusts under the Code (including through taxable REIT Subsidiaries);

(b)

Issue any commercial paper in an aggregate principal amount exceeding the aggregate unused and available commitments under any revolving credit facility entered into by such Person and not prohibited by this Agreement.  For the purposes of this paragraph, commitments shall be deemed to be available to the extent that, on any date of determination, assuming timely delivery of a borrowing notice by the Borrower, the lender(s) would be obligated to fund loans pursuant thereto;

(c)

Enter into any Swap Agreement, except Swap Agreements entered into in the ordinary course of business (not for purposes of speculation) to hedge or mitigate risks, including those related to interest rates or currency exchange rates, to which the Borrower, Kimco or any other Subsidiary of Kimco is exposed in the conduct of its business or the management of its liabilities.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.1

Default; Events of Default.  If any of the following events shall occur and be continuing:

(a)

The Borrower shall fail to pay any principal of the Loan when due in accordance with the terms hereof or shall fail to pay any interest or any other amount payable hereunder within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)

Any representation or warranty made or deemed made by the Borrower or Kimco herein or by any Obligor in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or

(c)

There shall be any default in the observance or performance of any covenant or obligation contained in Section 5.7(a) or Article VI; or

(d)

Any Obligor shall default in the observance or performance of any other term or condition contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Article VII) or any term or condition in any other Loan Document and such default shall continue unremedied for a period of thirty (30) days after notice from the Bank; provided however, that such thirty (30) day period shall be extended for a further maximum period of thirty (30) days, if the Borrower or Kimco is taking all diligent steps to remedy such default; or

(e)

Any Obligor shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding any Non-Recourse

Indebtedness) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in subclause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in subclauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate USD$50,000,000 (or the equivalent thereof in any other currency) (calculated, in the case of Indebtedness of an Unconsolidated Entity, by multiplying the amount of such Indebtedness by the percentage of Kimco’s direct or indirect equity interest in such Unconsolidated Entity); or

(f)

(i) Any Obligor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Obligor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Obligor any case, proceeding or other action of a nature referred to in subclause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Obligor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Obligor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in subclause (i), (ii), or (iii) above; or (v) any Obligor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)

Kimco shall cease, for any reason, to be a party to this Agreement or the guarantee granted hereunder by Kimco or the Subsidiary Guarantee shall cease, for any reason, to be in full force and effect, or Kimco or any other Guarantor shall so assert; or

(h)

a Change in Control shall occur; or

(i)

An Event of Default (as defined under the Existing JP Morgan Credit Agreement) shall occur and be continuing under the Existing JP Morgan Credit Agreement;

(j)

(i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower, Kimco or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed (or a trustee shall be appointed) to administer, or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower, Kimco or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Bank, likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in subclauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(k)

One or more judgments or decrees shall be entered against Kimco or any Entity involving in the aggregate one or more liabilities (not paid or fully covered by insurance) of USD$50,000,000 or more (or the equivalent thereof in any other currency) (excluding Non-Recourse Indebtedness) (calculated, in the case of a judgment or decree against an Unconsolidated Entity, by multiplying the amount of such judgment or decree by the percentage of Kimco’s direct or indirect equity interest in such Unconsolidated Entity), and, in either case, all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

(l)

Kimco shall cease, for any reason, to maintain its qualification as a real estate investment trust under Section 856(a) of the Code; or

(m)

At any time the Borrower or Kimco or any of their respective Subsidiaries shall be required to take any actions in respect of environmental remediation and/or environmental compliance, the aggregate expenses, fines, penalties or other charges with respect to which are recourse to the Borrower or Kimco and, in the judgment of the Bank, could reasonably be expected to exceed USD$50,000,000 (or the equivalent thereof in any other currency) in the aggregate; provided, that any such remediation or compliance shall not be taken into consideration for the purposes of determining whether an Event of Default has occurred pursuant to this paragraph (m) if (i) such remediation or compliance is being contested by the Borrower, Kimco or the applicable Subsidiary in good faith by appropriate proceedings or (ii) such remediation or compliance is satisfactorily completed within ninety (90) days from the date on which the Borrower, Kimco or any such Subsidiary receives notice that such remediation or compliance is required, unless such remediation or compliance cannot reasonably be completed within such ninety (90) day period in which case such time period shall be extended for a period of time reasonably necessary to perform such compliance or remediation using diligent efforts (not to exceed 180 days if the continuance of such remediation or compliance beyond such 180 day period, in the judgment of the Bank, could reasonably be expected to have a Material Adverse Effect); or

then, and in any such event, the Bank may terminate its Commitment and declare the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents immediately due and payable, whereupon the same shall immediately become due and payable; provided, that, in the case of the occurrence of an Event of Default of the kind referred to in clause (f) hereof, the Commitment shall automatically terminate and all amounts under the Loans Documents shall become immediately due and payable without any further actions by the Bank.

ARTICLE VIII

ILLEGALITY; INCREASED COSTS

SECTION 8.1

Illegality.  (a)  Notwithstanding any other provision herein, if the adoption (after the Effective Date) of or any change (after the Effective Date) in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for the Bank to maintain the Loan as contemplated by this Agreement, then, in any such case, the Bank shall notify the Borrower in writing of the occurrence of such event, stating the reasons therefor.  Upon delivery of any such notice, the Bank and the Borrower shall negotiate reasonably and in good faith to agree to appropriate measures to be taken to remedy such unlawfulness; provided that, should such parties fail to agree on such appropriate measures during the sixty (60) day period commencing on the date such notice is given, the Borrower shall prepay the Loan in full without any prepayment penalty or charge, except for payments of amounts due to the Bank in respect of such prepayment under Section 8.3, (i) immediately upon demand if the unlawful nature of such Loans, in the reasonable judgment of the Bank, requires immediate prepayment or (ii) otherwise, on the next succeeding date on which interest is payable pursuant to Section 2.3(b).  If, in the case of any prepayment pursuant to this Section 8.1, the Calculated Amount determined in accordance with Section 8.3(a) would constitute an amount the Bank would be entitled to receive from the financial institution counterparty referenced therein, then an amount equivalent to such Calculated Amount shall be deemed applied, subject to and simultaneously with the prepayment in full by the Borrower of all other outstanding portions of the Loan, to the prepayment of the outstanding Loan on the corresponding Specified Date; provided that in no event shall (x) the amount corresponding to the Calculated Amount deemed so applied hereunder exceed the total principal amount of the Loan then outstanding or (y) any amount corresponding to the Calculated Amount be so applied if any of the events specified in clauses (ii), (iii) or (iv) of Section 8.3(a) have also occurred at such time.

SECTION 8.2

Requirements of Law.

(a)

If the adoption of or any change in any Requirement of Law (occurring after the Effective Date) or any change in the interpretation or application thereof (occurring after the Effective Date) or the compliance by the Bank with any Requirement of Law or request (whether or not having the force of law) from the Central Bank or any other Governmental Authority (made subsequent to the Effective Date) shall (i) subject the Bank to any Tax of any kind whatsoever with respect to any Loan Document, or change the basis of taxation of payments to the Bank (not being a Tax imposed on the net income of the Bank or its Affiliates generally (impuesto sobre la renta)); or (ii) impose on the Bank any other condition; and the result of any of the foregoing is to increase the cost to the Bank, by an amount which the Bank deems to be material, of making, continuing or maintaining the Loan or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Bank shall notify the Borrower in writing of the occurrence of such event, stating the reasons therefor and the additional amount required to fully compensate the Bank for such increased cost or reduced amount (the “Section 8.2(a) Additional Amount”), so that the Bank and the Borrower can agree on an increased rate of interest, within a sixty (60) day period commencing as from the date such notice is given, as permitted by the third paragraph of section M.21.2 of Regulation 201 9/95 issued by the Central Bank.  Should the parties not agree on an increased rate of interest, the Borrower shall, on the next succeeding Interest Payment Date, (i) repay the Loan in full, without any prepayment penalty or charge, except for payment of amounts due to the Bank in respect of such prepayment under Section 8.3 and (ii) pay to the Bank the Section 8.2(a) Additional Amount corresponding to the period ending as of such Interest Payment Date.

(b)

If the Bank shall have determined that the application of any Requirement of Law regarding capital adequacy (enacted after the Effective Date) or compliance by the Bank or any entity controlling the Bank with any Requirement of Law regarding capital adequacy (enacted after the Effective Date) or request regarding capital adequacy (whether or not having the force of law) from the Central Bank or any other Governmental Authority (made after the Effective Date) does or shall have the effect of reducing the rate of return on the Bank’s capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such application or compliance (taking into consideration the Bank’s policies with respect to capital adequacy and the Bank’s treatment of its credit facilities for internal purposes as of the Effective Date) by an amount reasonably deemed by the Bank to be material, then, the Bank shall notify the Borrower in writing of the occurrence of such event, stating the reasons therefor and the additional amount required to fully compensate the Bank for such reduction (the “Section 8.2(b) Additional Amount”), so that the Bank and the Borrower can agree on an increased rate of interest, within a sixty (60) day period commencing as from the date notice is given, as permitted by the third paragraph of section M.21.2 of Regulation 201 9/95 issued by the Central Bank.  Should the parties not agree on an increased rate of interest, the Borrower shall, on the next succeeding Interest Payment Date, (i) repay the Loan in full, without any prepayment penalty or charge, except for reimbursement of amounts due to the Bank in respect of such prepayment under Section 8.3 and (ii) pay to the Bank the Section 8.2(b) Additional Amount cost corresponding to the period ending as of such Interest Payment Date.

(c)

If, in the case of any prepayment pursuant to this Section 8.2, the Calculated Amount determined in accordance with Section 8.3(a) would constitute an amount the Bank would be entitled to receive from the financial institution counterparty referenced therein, then an amount equivalent to such Calculated Amount shall be deemed applied, subject to and simultaneously with the prepayment in full by the Borrower of all other outstanding portions of the Loan, to the prepayment of the outstanding Loan on the corresponding Specified Date; provided that  in no event shall (i) the amount corresponding to the Calculated Amount deemed so applied hereunder exceed the total principal amount of the Loan then outstanding or (ii) any amount corresponding to the Calculated Amount be so applied if any of the events specified in clauses (ii), (iii) or (iv) of Section 8.3(a) have also occurred at such time.

(d)

A certificate as to any additional amounts payable pursuant to this Section 8.2 submitted by the Bank to the Borrower shall be conclusive and binding in the absence of manifest error.

(e)

Notwithstanding anything to the contrary contained in this Section 8.2, the Bank shall not impose any of the provisions of this Section 8.2 unless such provisions are generally imposed by the Bank on Persons that are similarly situated to the Borrower and Kimco and which do not arise as a result of change in the financial condition of the Bank.

SECTION 8.3

Funding Losses.

(a)

Upon the occurrence of any of the following events:

(i)

any prepayment of the principal amount of the Loan on a date other than the Maturity Date, including pursuant to Section 8.1 or Section 8.2;

(ii)

any payment of the Loan as a result of an acceleration due to an Event of Default pursuant to Article VII hereof;

(iii)

the Loan or a portion thereof not being prepaid in accordance with the Borrower’s notice of such prepayment; or

(iv)

any failure by the Borrower for any reason (including the failure of any of the conditions precedent specified in Article IV to be satisfied) to make a requested borrowing hereunder on the date specified in the Borrowing Request given pursuant to Section 2.1(b), the Bank shall calculate, in respect of any amount to be paid or prepaid by the Borrower (whether by acceleration or otherwise) pursuant to clauses (i), (ii) or (iii) of this Section 8.3(a) or to be borrowed pursuant to clause (iv) of this Section 8.3(a) (in each case, the "Designated Amount"), the amount, in Pesos, equal to what the Bank would be required to pay to, or would be entitled to receive as payment from, a reasonably acceptable financial institution counterparty (in either case, the "Calculated Amount") in connection with the entry by the Bank into a notional fixed-to-floating interest rate swap (a "Replacement Swap") having the terms set forth in the final sentence of this Section 8.3(a), such Calculated Amount to be determined by the Bank in good faith as of the date on which the Designated Amount is paid, to be paid or to be borrowed, as the case may be (the "Specified Date") and as if the Bank were the floating rate payer under such Replacement Swap. The Replacement Swap shall be deemed to have the following terms: (u) both the fixed and floating rate payment dates shall be the same as the scheduled interest payment dates of the Loan (the number of days commencing, and including, on one such payment date to, but excluding, the next payment date being the "Replacement Swap Interest Period"); (v) the fixed rate shall be the fixed rate of interest paid by the Borrower at that time for the Loan, less the Applicable Margin; (w) the notional amount of the Replacement Swap shall be denominated in Pesos and shall be equal to the principal amount of the Designated Amount amortized (if applicable) to reflect the application of the Designated Amount in the repayment schedule of the Loan; (x) the day count fraction shall be the actual number of days in the Replacement Swap Interest Period divided by 360; (y) the term of the Replacement Swap shall be equal to the period commencing on, and including, the Specified Date to, but excluding, the Maturity Date; and (z) the floating rate shall be the TIIE Rate determined by the Bank (in good faith) that would be paid by the floating rate payer in respect of a swap having the terms and conditions set out above.

(b)

If the Calculated Amount determined in accordance with Section 8.3(a) would constitute an amount payable by the Bank to the financial institution counterparty referenced therein, then the Borrower shall be required to pay to the Bank under this Section 8.3 on the Specified Date, in addition to any other amount then payable by the Borrower pursuant to the terms hereof (including, without limitation, accrued interest through the date of payment), an amount equal to such Calculated Amount.

ARTICLE IX

GUARANTEE BY KIMCO

SECTION 9.1

Guarantee.  In order to induce the Bank to make the Loan hereunder, Kimco hereby irrevocably and unconditionally guarantees to the Bank the due and punctual payment of all Obligations of the Borrower hereunder (collectively, the “Guaranteed Obligations”).  Kimco agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.  Each and every default in payment or performance on any Guaranteed Obligation shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

SECTION 9.2

Guaranteed Obligations Not Waived.  To the fullest extent permitted by applicable law, Kimco waives presentment to, demand of payment from and protest to the Borrower or any other guarantor of any of the Guaranteed Obligations, including the Subsidiary Guarantors, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.  To the fullest extent permitted by applicable law, the obligations of Kimco hereunder shall not be affected by (a) the failure of the Bank to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Person under the provisions of the Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of any Loan Document or any other agreement; (c) the failure or delay of the Bank for any reason whatsoever to exercise any right or remedy against any other guarantor of the Obligations; (d) the failure of the Bank to assert any claim or demand or to enforce any remedy under any Loan Document, any guarantee or any other agreement or instrument; (e) any default, failure or delay, willful or otherwise, in the performance of any Guaranteed Obligations; (f) any change in the corporate existence or structure of the Borrower or any other Guarantor; (g) the existence of any claims or set-off rights that Kimco may have; (h) any law, regulation, decree or order of any jurisdiction or any event affecting any term of a guaranteed obligation; or (i) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of Kimco or otherwise operate as a discharge or exoneration of Kimco as a matter of law or equity or which would impair or eliminate any right of Kimco to subrogation.

SECTION 9.3

Guarantee of Payment.  Kimco agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, that such guarantee may be enforced at any time and from time to time, on one or more occasions, during the continuance of any Event of Default, without any prior demand or enforcement in respect of any Guaranteed Obligations, and that Kimco waives any right to require that any resort be had by the Bank to the Borrower, any other Guarantor or other guarantee, or to any security held for payment of any Guaranteed Obligations.  The solicitation of, or the delivery by Kimco of, any confirmation or reaffirmation of this Agreement under any circumstance shall not give rise to any inference as to the continued effectiveness of this Agreement in any other circumstance in which the confirmation or reaffirmation hereof has not been solicited or has not been delivered (whether or not solicited), and the obligations of Kimco hereunder shall continue in effect as herein provided notwithstanding any solicitation or delivery of any confirmation or reaffirmation hereof, or any failure to solicit or to deliver any such confirmation or reaffirmation, under any circumstances.

SECTION 9.4

No Discharge or Diminishment of Guarantee.  The obligations of Kimco under this guarantee shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, amendment, modification, alteration or compromise of any of the Guaranteed Obligations or of any collateral security or guarantee or other accommodation in respect thereof, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or any Loan Document or any provision thereof (or of this Agreement or any provision hereof) or otherwise.  Without limiting the generality of the foregoing, the obligations of Kimco under this guarantee shall not be discharged or impaired or otherwise affected by any change of location, form or jurisdiction of the Borrower or any other Person, any merger, consolidation or amalgamation of the Borrower or any other Person into or with any other Person, any sale, lease or transfer of any of the assets of the Borrower or any other Person to any other Person, any other change of form, structure, or status under any law in respect of the Borrower or any other Person, or any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, that might otherwise constitute a legal or equitable defense, release, exoneration, or discharge or that might otherwise limit recourse against the Borrower or Kimco or any other Person.  The obligations of Kimco under this guarantee shall extend to all Guaranteed Obligations without limitation of amount, and Kimco agrees that it shall be obligated to honor its guarantee hereunder whether or not any other Guarantor (i) has been called to honor its Guarantee, (ii) has failed to honor its guarantee in whole or in part, or (iii) has been released for any reason whatsoever from its obligations under its guarantee.

SECTION 9.5

Defenses Waived; Maturity of Guaranteed Obligations.  To the fullest extent permitted by applicable law, Kimco waives any defense based on or arising out of any defense of the Borrower or any other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final payment in full in cash of the Guaranteed Obligations.  The

Bank may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Person (including any other Guarantor) or exercise any other right or remedy available to them against the Borrower or any other Person (including any other Guarantor), without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been fully and finally paid in cash.  To the fullest extent permitted by applicable law, Kimco waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of Kimco against the Borrower or any other Person, as the case may be, or any security.  Kimco agrees that, as between Kimco, on the one hand, and the Bank, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated for the purposes of Kimco’s guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Borrower in respect of the Guaranteed Obligations guaranteed hereby (other than any notices and cure periods expressly granted to the Borrower in this Agreement or any other Loan Document evidencing or securing the Guaranteed Obligations) and (ii) in the event of any such acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable in full by Kimco for purposes of this Agreement.  Furthermore, Kimco unconditionally and irrevocably waives, to the fullest extent permitted by law, any right (and any benefits of orden, excusión y división), to which it may be entitled, to the extent applicable, under Articles 2813, 2814, 2815, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2824, 2826, 2827, 2830, 2835, 2836, 2837, 2838, 2839, 2840, 2842, 2844, 2845, 2846, 2847, 2848, and 2849 of the Federal Civil Code (Código Civil Federal) and the corresponding provisions of the Civil Codes of the States of Mexico and the Federal District.

SECTION 9.6

Agreement to Pay; Subordination.  In furtherance of the foregoing and not in limitation of any other right that the Bank has at law or in equity against Kimco by virtue hereof, upon the failure of the Borrower to pay (after the giving of any required notice and the expiration of any cure period expressly granted to the Borrower in this Agreement or any other Loan Document evidencing any Guaranteed Obligation) any Guaranteed Obligation when and as the same shall become due, whether at maturity, upon mandatory prepayment, by acceleration, after notice of prepayment or otherwise, Kimco hereby promises to and will forthwith pay, or cause to be paid, to the Bank, in cash the amount of such unpaid Guaranteed Obligation.  Upon payment by Kimco of any sums as provided above, all rights of Kimco against the Borrower or any other Person arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Guaranteed Obligations.  In addition, any indebtedness of the Borrower now or hereafter held by Kimco is hereby subordinated in right of payment to the prior payment in full in cash of the Guaranteed Obligations.  If any amount shall erroneously be paid to Kimco on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured.

SECTION 9.7

Reinstatement.  Kimco further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Bank upon the bankruptcy or reorganization of the Borrower or otherwise.  Nothing shall discharge or satisfy the liability of Kimco hereunder except the full performance and payment in full in cash of the Guaranteed Obligations.

SECTION 9.8

Information.  Kimco assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the nature, scope and extent of the risks that Kimco assumes and incurs hereunder, and agrees that the Bank shall have no duty to advise Kimco of information now or hereafter known to it or its Affiliates and Subsidiaries regarding any of the foregoing.

ARTICLE X

MISCELLANEOUS

SECTION 10.1

Amendments and Waivers.

(a)

The provisions of this Agreement and each other Loan Document (to the extent consistent with the terms thereof) may be amended, modified or waived from time to time, if such amendment, modification or waiver is in writing and signed by the Borrower, Kimco and the Bank (except for the Subsidiary Guarantee, which may be amended in a writing signed by the Bank and the Subsidiary Guarantors).

(b)

In the event any amendment, modification or supplement to the terms of the Existing JP Morgan Credit Agreement is proposed, the Borrower shall provide the Bank with notice thereof at such time and in such detail as the same is provided to the lenders under the Existing JP Morgan Credit Agreement.

(c)

The Borrower shall promptly notify the Bank of any amendments, modifications or supplements to the terms of the Existing JP Morgan Credit Agreement that become effective following the Effective Date and prior to the repayment in full of the Loan.  So long as the Bank or any Affiliate of the Bank remains a lender under the Existing JP Morgan Credit Agreement, to the extent that any such amendment, modification or supplement would modify the terms of Articles VI, VII or VIII of the Existing JP Morgan Credit Agreement (or any definitions contained in Article I thereof but solely to the extent that they relate to a modification of Articles VI, VII or VIII), the parties hereto agree to promptly execute an amendment agreement to effect a corresponding amendment to Article V, VI or VII, as the case may be, of this Agreement (and any definitions contained in Article I of this Agreement but solely to the extent that they relate to a modification of Article V, VI or VII); provided that, notwithstanding the foregoing, the parties shall not be obligated pursuant to this Section 10.1(c) to effect any amendment to this Agreement (x) in respect of interest rates, principal, maturity or guarantees or (y) that would be in contravention of applicable Mexican Requirements of Law.  For the avoidance of doubt, upon the termination of the Existing JP Morgan Credit Agreement, this Section 10.1(c) shall have no further effect.

SECTION 10.2

Payment of Expenses.  The Borrower agrees to:

(a)

pay or reimburse the Bank for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of,

and any amendment, supplement or modification to, the Loan Documents, and any other documents prepared in connection herewith or therewith (including the reasonable fees and disbursements of counsel to the Bank), and the consummation and administration of the transactions contemplated hereby and thereby,

(b)

pay or reimburse the Bank for all its reasonable costs and expenses (including post-judgment costs and expenses) incurred in connection with the enforcement or preservation of any its rights under the Loan Documents, including the reasonable fees and disbursements of counsel to the Bank;

(c)

pay, and indemnify and hold harmless, the Bank, (and its shareholders, affiliates, officers, directors, employees, advisors and agents) from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay caused solely as a result of the acts or omissions of the Borrower in paying, stamp, excise and other Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or the consummation or administration of, any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents; and

(d)

pay, and indemnify and hold harmless, the Bank (and its shareholders, affiliates, officers, directors, employees, advisors and agents) from and against any and all other actual and documented liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (and regardless of whether prejudgment or post-judgment) (collectively, “Losses”) (but expressly excluding Losses relating to consequential damages or Losses arising from any credit decisions or underwriting matters made by the Bank from time to time) resulting from any failure by the Borrower to observe and perform its obligations under the Loan Documents (the “indemnified liabilities”);provided, that the Borrower shall not have an obligation hereunder to any indemnitee with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such indemnitee. The agreements in this Section 10.2 shall survive the termination of this Agreement, the payment of the Loan and all other amounts payable to the Bank under the Loan Documents.

SECTION 10.3

Taxes.

(a)

In the event that any fees or costs payable by the Borrower to the Bank under this Agreement or under any other Loan Document are subject to any value added tax (Impuesto sobre Valor Agregado) (“VAT”), the Borrower shall pay the amount of such VAT to the Bank simultaneously with the payment of any such fees or costs.

(b)

All payments made by any Obligor under this Agreement or any other Loan Document shall be made free and clear of, and without deduction for or on account of, any present or future Taxes, including Other Taxes but excluding Excluded Taxes.  If any such Taxes are required to be withheld from any amounts payable to the Bank hereunder or under any other Loan Document (subject to the right of the Borrower to contest any such requirement in good faith so long as the Bank is paid the full amounts payable hereunder, including any Additional Amounts payable pursuant to this Section 10.3.), then (i) the amounts payable to Bank shall be increased by such additional amounts (the “Additional Amounts”) necessary to yield to the Bank (after payment of all such Taxes (other than Excluded Taxes), Other Taxes and Additional Amounts, including any of the foregoing (other than Excluded Taxes) levied on Additional Amounts) interest or any such other amounts payable hereunder and under the Note at the rates or in the amounts specified in this Agreement that the Bank have received had no such deduction or withholding (other than in respect of Excluded Taxes) been required, and (ii) the Borrower shall make the required withholding and pay the full amount withheld for such Taxes, including Excluded Taxes and Other Taxes, to the appropriate taxing authority in accordance with applicable law.  In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.  Whenever any Taxes (including Excluded Taxes) or Other Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Bank, a stamped filed receipt (constancia de retención) showing payment thereof or such other document reasonably satisfactory to such payee showing payment thereof.  If the Borrower fails to pay any Taxes (including Excluded Taxes) or Other Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Borrower shall indemnify and forthwith reimburse the Bank for any incremental taxes, interest, penalties, loss, liability, claim or expense (including reasonable legal fees and expenses) that may become payable by any such payee or paid by or imposed on the Bank in any jurisdiction as a result of any such failure.  This indemnity and agreement shall survive termination of the Agreement and payment in full of all amounts due to the Bank under the Loan Documents.

(c)

The Borrower shall indemnify the Bank, within ten (10) days after written demand therefor, for the full amount of Taxes (other than Excluded Taxes) or Other Taxes paid by the Bank on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by the Bank, shall be conclusive, absent manifest error.

(d)

The Bank shall deliver to the Borrower (i) on the Closing Date, two duly completed copies of United States Internal Revenue Service Form W-8BEN certifying that the Bank is entitled under the income tax treaty in effect between the United States and Mexico to an exemption from or reduced rate of United States withholding taxes paid by a resident of the United States and (ii) thereafter, if and to the extent the Bank is then legally able to provide such form or certification, such other forms and certificates as may be reasonably required in order to establish the legal entitlement of the Bank to an exemption from or reduced rate of United States withholding taxes with respect to such payments.

SECTION 10.4

Notices.

(a)

All notices, requests and demands to or upon the respective parties hereto to be effective shall be (i) in writing (including by telecopy), and (ii) in the English language, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or two (2) Business Days after being deposited in an internationally recognized overnight courier service (for example, DHL, UPS or Federal Express), or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, Kimco and the Bank, or to such other address as may be hereafter notified by the parties hereto to the other parties hereto:

The Borrower:	KRC Mexico Acquisition LLC c/o Kimco Realty Corporation 3333 New Hyde Park Road, Suite 100 New Hyde Park, New York 11042 Attention: Glenn G. Cohen Telecopy: (516) 869-9001
Kimco:	Kimco Realty Corporation 3333 New Hyde Park Road, Suite 100 New Hyde Park, New York 11042 Attention: Glenn G. Cohen Telecopy: (516) 869-9001

with a copy to:	Greenberg Traurig, LLP 77 West Wacker Drive, Suite 2500 Chicago, Illinois 60601 Attention: Corey E. Light and James J. Caserio Telecopy: (312) 456-8435

The Bank:	Scotiabank Inverlat, S.A. Plaza Inverlat Blvd. M. Avila Camacho No. 1 Colonia Polanco C.P. 11009, Mexico D.F. Attention: Guillermo Fonseca Torres Telecopy: (5255) 52292010

(b)

While notices and communications between the Bank and the Borrower and Kimco shall be copied to the third party set out above, failure to provide copies to such third party shall not constitute a failure to provide sufficient notice pursuant to this Agreement.

SECTION 10.5

No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 10.6

Survival of Representations and Warranties.  All representations and warranties made in the Loan Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of the Loan Documents and the making of the Loan hereunder.

SECTION 10.7

Successors and Assigns.

(a)

Subject to the conditions set forth below, the Bank may assign to one or more assignees all or a portion of its rights and obligations under this Agreement, with the prior consent of the Borrower, which consent shall not be unreasonably withheld, conditioned or delayed, provided however, that consent of the Borrower shall not be required if (i) an Event of Default has occurred and is continuing; (ii) the assignment is to a financial entity which is an Affiliate or Subsidiary of the Bank; or (iii) the Bank retains an amount greater than any assignee of the Loan and remains the loan agent.  Any assignment hereunder shall be at no additional cost (including any additional Taxes based on the new lender’s jurisdiction) to the Borrower unless an Event of Default has occurred and is continuing.

(b)

Neither the Borrower nor Kimco shall be entitled to assign all or any of its rights, benefits, and obligations hereunder without the prior written consent of the Bank.

SECTION 10.8

Disclosure.  Subject to Section 10.14, each of the Borrower and Kimco authorize the Bank to disclose to any assignee (a “Transferee”) and any prospective Transferee any and all financial information in the Bank’s possession concerning the Borrower or any Guarantor which has been delivered to the Bank by or on behalf of such Person pursuant to this Agreement or which has been delivered to the Bank by or on behalf of such Person in connection with the Bank’s credit evaluation of such Person prior to becoming a party to this Agreement or the other Loan Documents.

SECTION 10.9

Adjustments; Set-off.  In addition to any rights and remedies of the Bank provided by law, the Bank and each of its Affiliates shall have the right, without prior notice to the Borrower or any Guarantor, any such notice being expressly waived by the Borrower and Kimco for itself and its subsidiaries to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower or such Guarantor hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, obligations, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any of its Affiliates or any branch or agency thereof to or for the credit or the account of the relevant Obligor.  The Bank agrees promptly to notify the Borrower or Guarantor, as applicable, after any such setoff and application made by such Bank, provided, that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 10.10

Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts each of which shall constitute an original, but all of which when taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.11

Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.12

Integration.  The Loan Documents represent the entire agreement of the Borrower, the Guarantors and the Bank with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Bank relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the Loan Documents.

SECTION 10.13

Annual Review.  The Loan is subject to annual review which shall take place no later than the date the Borrower and Kimco are required to deliver the financial statements contemplated in Section 5.1 and each anniversary thereafter.  At the time of each annual review, the Borrower and Kimco shall supply whatever information is required by the Bank to complete such review.

SECTION 10.14

Confidentiality.  (A) The Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies under any Loan Document or any suit, action or proceeding relating to any Loan Document or the enforcement of rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (f) with the consent of the Borrower or any Guarantor, as applicable, or (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Bank on a nonconfidential basis from a source other than the relevant Borrower.  For the purposes of this Section, “Information” means all information received from the Borrower or any Guarantor relating to such Person or its business, other than any such information that is available to the Bank on a nonconfidential basis; provided, that, in the case of information received after the date hereof from any Obligor, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(B)

The Borrower authorizes the Bank to request and/or disclose to any Affiliate or Subsidiary of the Bank, any information with respect to (i) the Loan, or (ii) the occurrence of an Event of Default.

(C)

The Borrower authorizes the Bank to request and/or disclose to any credit bureau, to the extent required by Mexican law, any information with respect to (i) the Loan, or (ii) the occurrence of an Event of Default.

SECTION 10.15

Interest Savings Clause.  Nothing contained in the Loan
Documents shall be construed to permit the Bank to receive at any time interest, fees or other charges in excess of the amounts which the Bank is legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no event whatsoever shall the compensation payable to the Bank by the Borrower, howsoever characterized or computed, hereunder or under any other agreement or instrument evidencing or relating to the Obligations of the Borrower, exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that the Bank shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that any excess has been charged or received, then, ipso facto, such rate shall be reduced to a lawful rate so that no amounts shall be charged which are in excess thereof, and the Bank shall promptly refund such excess to the Borrower.

SECTION 10.16

Governing Law.  This Agreement and any dispute, suit, action or proceeding between the parties relating to the formation, interpretation or performance of this Agreement, the rights or liabilities of the parties or any matter arising out of or connected with this Agreement, whether contractual or not, shall be governed by, and construed in accordance with the laws of the State of New York, excluding the choice-of-law principles (other than Section 5-1401 of the New York General Obligations Law).

SECTION 10.17

Submission to Jurisdiction; Waivers.  Each of the Borrower and Kimco hereby irrevocably and unconditionally:

(a)

submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)

consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)

agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 10.4 or at such other address of which the Bank shall have been notified pursuant thereto;

(d)

agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)

waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding in connection with this Agreement or any other Loan Document any special, exemplary, punitive or consequential damages.

SECTION 10.18

WAIVERS OF JURY TRIAL.  THE BORROWER AND KIMCO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 10.19

Acknowledgments.  Each of the Borrower and Kimco hereby acknowledges and agrees that:

(a)

it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents;

(b)

the Bank does not have any fiduciary relationship with or duty to the Borrower or any Guarantor arising out of or in connection with any Loan Document, and the relationship between the Bank, on the one hand, and the Borrower and the Guarantors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)

no joint venture is created by the Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Bank, the Borrower and/or any Guarantor.

SECTION 10.20

Subsidiary Guarantors.

(a)

At the election of Kimco at any time and from time to time, at the time of such election, one or more Wholly Owned Subsidiaries may become party to the Subsidiary Guarantee (together with the Initial Subsidiary Guarantors, each a “Subsidiary Guarantor”) by executing and delivering to the Bank a supplement to the Subsidiary Guarantee in the form of Annex I thereto; provided, that (x) each such Wholly Owned Subsidiary shall satisfy the Baseline Conditions on and as of the date such Wholly Owned Subsidiary delivers its supplement to the Subsidiary Guarantee and (y) Kimco shall be deemed to represent and warrant as of such date that each such proposed Subsidiary Guarantor is a Wholly Owned Subsidiary.

(b)

A Subsidiary Guarantor shall be released from the Subsidiary Guarantee upon written request by Kimco provided, that (i) there is no Event of Default after giving effect to such release (including any changes resulting from any Property’s ceasing to be an Unencumbered Property if such released guarantor immediately prior to giving effect to such release was an Obligated Property Owner in respect thereof), (ii) Kimco is in compliance with each of the financial covenants set forth in Section 6.1 if the ratio or amount referred to therein were to be calculated as of such date, but after giving effect to such release (including any changes resulting from any Property’s ceasing to be an Unencumbered Property if such released guarantor was an Obligated Property Owner in respect thereof immediately prior to giving effect to such release and provided, that for the purposes of determining such compliance, Gross Asset Value shall be determined for the most recent Test Period as to which a compliance certificate has been delivered pursuant to Section 5.2(a)), and (iii) Kimco has furnished to the Bank a certificate of its chief financial officer or other authorized financial officer as to the matters referred to in the preceding subclauses (i) and (ii).

(c)

Each Subsidiary Guarantor shall at all times comply with the Baseline Conditions in all material respects and in the event any Subsidiary Guarantor fails, at any time, to comply with any of the Baseline Conditions in any material respect, it shall not be a breach, Default or Event of Default hereunder but such Subsidiary Guarantor shall (i) notwithstanding any provision of this Agreement to the contrary, cease to be an Obligated Property Owner for all purposes of this Agreement, and (ii) continue as a Subsidiary Guarantor unless released as provided in Section 10.20(b).

SECTION 10.21

Dun and Bradstreet Reports.  The Borrower and Kimco hereby authorize the Bank to obtain on each anniversary of the Effective Date or more frequently as necessary the most recent credit and credit rating report of each of the Obligors as issued by Dun and Bradstreet.  The Borrower and Kimco agree to use commercially reasonable efforts to cooperate with the Bank including, without limitation, by taking all such actions and providing all such information as the Bank may reasonably require to ensure that the Bank is able to obtain such reports.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

By their signatures, the Borrower, Kimco and the Bank hereby acknowledge and accept the arrangements, terms and conditions set out in this Agreement

KRC MEXICO ACQUISITION, LLC	KIMCO REALTY CORPORATION
By: KRC Latin American Holdings, LP, its sole member By: KRC Latin America GP Corporation, its general partner By: /s/ Glenn G. Cohen Name: Glenn G. Cohen Title: Vice President and Treasurer	By: /s/ Glenn G. Cohen Glenn G. Cohen Vice President and Treasurer
SCOTIABANK INVERLAT, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SCOTIABANK INVERLAT
By: /s/ Guillermo Fonseca Torres Name: Guillermo Fonseca Torres Title: Attorney-in-Fact

EXHIBIT A

FORM OF BORROWING REQUEST

March 3, 2008

Scotiabank Inverlat, S.A.

Plaza Inverlat

Blvd. M. Avila Camacho No. 1

Colonia Polanco

C.P. 11009, Mexico D.F

Attention: Guillermo Fonseca Torres

Telecopy: (5255) 52292010

KRC MEXICO ACQUISITION, LLC

Ladies and Gentlemen:

This Borrowing Request is delivered to you pursuant to Section 2.1(b) of the Credit Agreement, dated as of March 3, 2008 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among KRC Mexico Acquisition, LLC, a limited liability company organized and existing under the laws of the State of Delaware, as borrower (the “Borrower”), Kimco Realty Corporation, a corporation organized and existing under the laws of the State of Maryland, as guarantor (“Kimco”) and Scotiabank Inverlat, Sociedad Anónima, Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat as lender (the “Bank”). Terms used herein, unless otherwise defined herein, have the meanings provided in the Credit Agreement.

The Borrower hereby requests that the Loan be made to it in the aggregate principal amount of MXP$1,000,000,000 on March 4, 2008 (the “Requested Closing Date”).

The Borrower hereby acknowledges that  the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loan requested hereby constitute a representation and warranty by the Borrower that, on the date of the making of such Loan, both before and after giving effect thereto and to the application of the proceeds therefrom, all representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects.

The Borrower agrees that if prior to the time of the borrowing requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Bank.

The Borrower irrevocably instructs the Bank to deposit the proceeds of the Loan on the Requested Closing Date in the following account of the Borrower (the "Borrower Account"):

[INSERT ACCOUNT INFORMATION FOR BORROWER ACCOUNT AT SBI]

The Borrower further irrevocably instructs the Bank to make the following transfers and take the following actions on the Requested Closing Date immediately following the deposit of the proceeds of the Loan in the Borrower Account pursuant to the foregoing paragraph:

1.

Transfer MXP$_______________ to the Bank for application to the repayment in full of all amounts outstanding under the Existing Scotiabank Credit Agreement; and

2.

Transfer MXP$4,000,000 to the Bank for application to the payment of the balance of the Front End Fee due to the Bank on the Closing Date.

[REMAINDER OF THE PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the Borrower has caused this Borrowing Request to be executed and delivered, and the certifications and warranties contained herein to be made on the date first written above.

KRC MEXICO ACQUISITION, LLC

By: KRC Latin American Holdings, LP, its sole member

By: KRC Latin America GP Corporation, its general partner

By:_______________________________

Name:

Title:

EXHIBIT B

FORM OF NOTE

MXP$1,000,000,000

New York, New York

March 3, 2008

FOR VALUE RECEIVED, the undersigned, KRC MEXICO ACQUISITION, LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to the order of SCOTIABANK INVERLAT, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SCOTIABANK INVERLAT (the “Lender”) at the offices of the Lender set forth in Section 10.4 of that certain Credit Agreement dated as of March 3, 2008, among the Borrower, Kimco Realty Corporation, as guarantor and the Lender (the "Credit Agreement") (or at such other address as the Lender may hereafter specify by notice to the Borrower), in immediately available funds, on the date or dates specified in the Credit Agreement, the aggregate unpaid principal amount of the Loan made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement.  All payments due to the Lender hereunder shall be made to the Lender at the place, in the currency and in the manner specified in such Credit Agreement.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.3 of such Credit Agreement.

This Note (a) is the Note referred to in the Credit Agreement (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional prepayment in whole or in part as provided in the Credit Agreement.  This Note is guaranteed as provided in the Credit Agreement and by the Subsidiary Guarantee.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

KRC MEXICO ACQUISITION, LLC

By: KRC Latin American Holdings, LP, its sole member

By: KRC Latin America GP Corporation, its general partner

By:_______________________________

Name:

Title:

EXHIBIT C

FORM OF SUBSIDIARY GUARANTEE

This SUBSIDIARY GUARANTEE, dated as of March 3, 2008 (as amended, supplemented or otherwise modified from time to time, this “Subsidiary Guarantee”), is made by each of the subsidiaries of KIMCO REALTY CORPORATION, a corporation organized and existing under the State of Maryland ("Kimco"), that are signatories hereto (the “Subsidiary Guarantors”), in favor of SCOTIABANK INVERLAT, SOCIEDAD ANóNIMA, INSTITUCIóN DE BANCA MúLTIPLE, GRUPO FINANCIERO SCOTIABANK INVERLAT, as lender (the “Bank”) under that certain Credit Agreement, dated as of March 3, 2008 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KRC MEXICO ACQUISITION, LLC, as borrower (the "Borrower") and Kimco, as guarantor.

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Bank has agreed to make a term loan to the Borrower upon the terms and subject to the conditions set forth therein (the “Loan”);

WHEREAS, Kimco owns, directly or indirectly, all or a portion of the issued and outstanding Capital Stock of each Subsidiary Guarantor; and

WHEREAS, the Borrower, Kimco and the Subsidiary Guarantors are engaged in related businesses, and each Subsidiary Guarantor will derive substantial direct and indirect benefit from the making of and/or the availability of the Loan;

NOW, THEREFORE, in consideration of the premises and to induce the Bank to enter into the Credit Agreement and to induce the Bank to make the Loan to the Borrower under the Credit Agreement, the Subsidiary Guarantors hereby agree with the Bank as follows:

1.

Defined Terms. a)Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)

As used herein, “Obligations” means the collective reference to the unpaid principal of and interest on the Loan and all other obligations and liabilities of the Borrower to the Bank (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loan, the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Note, any other Loan Document or document made, delivered or given in connection with any Loan Document, whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise and whether pre-judgment or post-judgment (including, without limitation, all fees and disbursements of counsel to the Bank that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Loan Document and including all such amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C §502(b) and 506(b), and , in each case, laws of similar application in any other jurisdiction).

(c)

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Subsidiary Guarantee shall refer to this Subsidiary Guarantee as a whole and not to any particular provision of this Subsidiary Guarantee, and section references are to this Subsidiary Guarantee unless otherwise specified.

(d)

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.

Subsidiary Guarantee. b)Subject to the provisions of Section 2(b), each Subsidiary Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees to the Bank and its successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)

The liability of any Subsidiary Guarantor hereunder shall be limited to the maximum amount which such Subsidiary Guarantor may guaranty without rendering the obligations of such Subsidiary Guarantor hereunder void or voidable under any fraudulent conveyance, fraudulent transfer or other applicable law; provided, that the application of such limitation in any specific case (in respect of the obligations of any Subsidiary Guarantor) shall not restrict or limit the ability of the Bank to claim in full all amounts due under this Subsidiary Guarantee in respect of the obligations of any other Subsidiary Guarantor where there is no law, rule or regulation which limits the amount of financial assistance that a Subsidiary Guarantor is permitted to provide, or where there is an applicable exception to any limitation on the amount of financial assistance which a Subsidiary Guarantor is permitted to provide.

(c)

Each Subsidiary Guarantor further agrees to pay to the Bank any and all expenses (whether pre-judgment or post-judgment and including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Bank in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, any Subsidiary Guarantor under this Subsidiary Guarantee.  This Subsidiary Guarantee shall remain in full force and effect until the Obligations are paid in full in cash and the Commitment is terminated notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

(d)

Each Subsidiary Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Subsidiary Guarantor hereunder without impairing this Subsidiary Guarantee or affecting the rights and remedies of the Bank hereunder.

(e)

No payment or payments made by the Borrower, Kimco, any of the Subsidiary Guarantors, any other guarantor or any other Person or received or collected by the Bank from the Borrower, Kimco, any of the Subsidiary Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Subsidiary Guarantor in respect of the Obligations or payments received or collected from such Subsidiary Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Subsidiary Guarantor hereunder until the Obligations are paid in full in cash and the Commitment is terminated.

(f)

Each Subsidiary Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Bank on account of its liability hereunder, it will notify the Bank in writing that such payment is made under this Subsidiary Guarantee for such purpose.

(g)

This Subsidiary Guarantee constitutes a guarantee of payment when due and not of collection, and each Subsidiary Guarantor specifically agrees that it shall not be necessary or required that the Bank exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Person before or as a condition to the obligations of such Subsidiary Guarantor hereunder.

3.

Right of Contribution.  Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder who has not paid its proportionate share of such payment.  Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 5 hereof.  The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Bank, and each Subsidiary Guarantor shall remain liable to the Bank for the full amount guaranteed by such Subsidiary Guarantor hereunder.

4.

Right of Set-off.  If an Event of Default shall have occurred and be continuing, the Bank is hereby authorized, without notice to such Subsidiary Guarantor or any other Subsidiary Guarantor, any such notice being expressly waived by each Subsidiary Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Bank to or for the credit or the account of such Subsidiary Guarantor, or any part thereof, in such amounts as the Bank may elect, against and on account of the obligations and liabilities of such Subsidiary Guarantor to the Bank hereunder and claims of every nature and description of the Bank against such Subsidiary Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, the Note, any other Loan Document or otherwise, as the Bank may elect, whether or not the Bank has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Bank shall notify such Subsidiary Guarantor promptly of any such set-off and the application made by the Bank, provided, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Bank under this Section 4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

5.

No Subrogation.  Notwithstanding any payment or payments made by any of the Subsidiary Guarantors hereunder or any set-off or application of funds of any of the Subsidiary Guarantors by the Bank, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Bank against the Borrower, Kimco or any other Subsidiary Guarantor or guarantee or right of offset held by the Bank for the payment of the Obligations, nor shall any Subsidiary Guarantor seek (including by taking any action or commencing any proceeding against any Obligor or any Obligor's successors and assigns, whether in connection with a bankruptcy proceeding or otherwise) or be entitled to seek any contribution or reimbursement from the Borrower, Kimco, any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder until all amounts owing to the Bank by the Borrower on account of the Obligations are paid in full in cash and the Commitment is terminated.  If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights or rights of contribution or reimbursement at any time when all of the Obligations shall not have been paid in full in cash, such amount shall be held by such Subsidiary Guarantor in trust for the Bank, shall be segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary

Guarantor, be turned over to the Bank in the exact form received by such Subsidiary Guarantor (duly endorsed by such Subsidiary Guarantor to the Bank, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Bank may determine.

6.

Amendments, etc. with respect to the Obligations; Waiver of Rights.  Each Subsidiary Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any such Subsidiary Guarantor and without notice to or further assent by any such Subsidiary Guarantor, any demand for payment of any of the Obligations made by the Bank may be rescinded by the Bank and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Bank, and the Credit Agreement, the Notes and the other Loan Documents and any other documents executed and delivered in connection with the Loan Documents may be amended, modified, supplemented or terminated, in whole or in part, as the Bank may deem advisable from time to time, and any guarantee or right of offset at any time held by the Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  When making any demand hereunder against any of the Subsidiary Guarantors, the Bank may, but shall be under no obligation to, make a similar demand on the Borrower, Kimco, any other Subsidiary Guarantor or guarantor, and any failure by the Bank to make any such demand or to collect any payments from the Borrower, Kimco, any such other Subsidiary Guarantor or guarantor or any release of the Borrower, Kimco, any other Subsidiary Guarantor or guarantor  shall not relieve any of the Subsidiary Guarantors in respect of which a demand or collection is not made or any of the Subsidiary Guarantors not so released of their joint and several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Bank against any of the Subsidiary Guarantors.  For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

7.

Guarantee Absolute and Unconditional.  Each Subsidiary Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Bank upon this Subsidiary Guarantee or acceptance of this Subsidiary Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Subsidiary Guarantee; and all dealings between the Borrower or Kimco and any of the Subsidiary Guarantors, on the one hand, and the Bank, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Subsidiary Guarantee.  Each Subsidiary Guarantor waives promptness, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower, Kimco or any of the other Subsidiary Guarantors or any other notice with respect to the Obligations.  Furthermore, each Subsidiary Guarantor unconditionally and irrevocably waives, to the fullest extent permitted by law, any right (and any benefits of orden, excusión y división), to which it may be entitled, to the extent applicable, under Articles 2813, 2814, 2815, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2824, 2826, 2827, 2830, 2835, 2836, 2837, 2838, 2839, 2840, 2842, 2844, 2845, 2846, 2847, 2848, and 2849 of the Federal Civil Code (Código Civil Federal) and the corresponding provisions of the Civil Codes of the States of Mexico and the Federal District.  Each Subsidiary Guarantor understands and agrees that this Subsidiary Guarantee shall be construed as a joint and several, continuing, absolute, irrevocable and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any Note or any other Loan Document, any of the Obligations or guarantee or right of offset with respect thereto at any time or from time to time held by the Bank, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower, Kimco, any Subsidiary Guarantor or other Person in respect of any of the Obligations against the Bank, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower, Kimco, such Subsidiary Guarantor or other Person) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Subsidiary Guarantor under this Subsidiary Guarantee, in bankruptcy or in any other instance.  When pursuing its rights and remedies hereunder against any Subsidiary Guarantor, the Bank may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Bank to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any guarantee or right of offset, shall not relieve such Subsidiary Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Bank against such Subsidiary Guarantor.  This Subsidiary Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Subsidiary Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Bank, and its successors, endorsees, transferees and assigns, until all the Obligations and the obligations of Kimco under the Credit Agreement and each Subsidiary Guarantor under this Subsidiary Guarantee shall have been satisfied by payment in full in cash and the Commitment is terminated, notwithstanding that, from time to time during the term of the Credit Agreement, the Borrower may be free from any Obligations.

8.

Reinstatement.  Notwithstanding anything to the contrary in this Subsidiary Guarantee, this Subsidiary Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Bank for any reason, including upon the insolvency, bankruptcy, dissolution, liquidation or reorganization or similar event of the Borrower, Kimco or any Subsidiary Guarantor, or upon, or as a result of, the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, Kimco or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

9.

Payments.  Each Subsidiary Guarantor hereby guarantees that payments hereunder will be paid to the Bank in the currency of the applicable Obligation, at the office of the Bank set forth in Section 10.4 of the Credit Agreement or to such other office as the Bank may hereafter specify by notice to such Subsidiary Guarantor, without set-off or counterclaim or other defense, in accordance with Section 10.3 of the Credit Agreement.  Each Subsidiary Guarantor hereby agrees to (i) comply with and be bound by the provisions of Section 10.3 of the Credit Agreement in respect of all payments hereunder; and (ii) that the provisions of Section 10.3 are incorporated into and made a part of this Subsidiary Guarantee by this reference as if as set forth herein; provided, that the references to “Borrower” in such sections shall be deemed references to each Subsidiary Guarantor or the Subsidiary Guarantors and reference to this Agreement shall be deemed to be references to this Subsidiary Guarantee.

10.

Representations and Warranties; Covenants. c)Each Subsidiary Guarantor hereby represents and warrants that (i) the Baseline Representations and Warranties in respect of itself and its Properties are true and correct in all material respects on and as of the Effective Date and the Closing Date and each of the other Baseline Conditions relating to itself are satisfied in all material respects as of the Closing Date; and (ii) it is a Wholly Owned Subsidiary.  For the purposes of this clause (a), each reference to the Borrower's knowledge in any representation or warranty cited shall be deemed to be a reference to the applicable Subsidiary Guarantor’s knowledge.

(d)

Each Subsidiary Guarantor hereby covenants and agrees with the Bank that, from and after the date of this Subsidiary Guarantee until the Obligations are paid in full in cash and the Commitment is terminated, such Subsidiary Guarantor (i) shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Articles V or VI or Section 10.20(c) of the Credit Agreement, and so that no Default or Event of Default, is caused by any act or failure to act of such Subsidiary Guarantor or any of its Subsidiaries.

11.

Notices.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 10.4 of the Credit Agreement, provided, that any such notice, request or demand to or upon any Subsidiary Guarantor shall be addressed to such Subsidiary Guarantor at the notice address set forth under its signature below.

12.

Additional Subsidiary Guarantors.  Upon the election of Kimco and in accordance with Section 10.20(a) of the Credit Agreement, any Wholly-Owned Subsidiary of Kimco may become a party hereto and a "Subsidiary Guarantor" hereunder with the same force and effect as if it were originally a party to this Subsidiary Guarantee and named as a “Subsidiary Guarantor” hereunder upon the execution and delivery of a guarantee supplement in the form of Annex I hereto, and no consent of any other Subsidiary Guarantor hereunder shall be required in connection therewith.  The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Subsidiary Guarantee.

13.

Counterparts.  This Subsidiary Guarantee may be executed by one or more of the Subsidiary Guarantors on any number of separate counterparts, each of which shall constitute an original, but all of which when taken together shall be deemed to constitute one and the same instrument.  A set of the counterparts of this Subsidiary Guarantee signed by all the Subsidiary Guarantors shall be lodged with the Bank.  Delivery of an executed counterpart of a signature page of this Subsidiary Guarantee by any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Subsidiary Guarantee.

14.

Severability.  Any provision of this Subsidiary Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.

Integration.  This Subsidiary Guarantee represents the entire agreement between the Bank and each Subsidiary Guarantor with respect to the subject matter hereof and there are no promises or representations by the Bank relative to the subject matter hereof not reflected herein.

16.

Amendments in Writing; No Novation; No Waiver; Cumulative Remedies. d)  None of the terms or provisions of this Subsidiary Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Subsidiary Guarantor(s) and the Bank in accordance with Section 10.1 of the Credit Agreement.

(b)

The Bank shall not by any act (except by a written instrument pursuant to Section 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Bank, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have on any future occasion.

(c)

The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17.

Section Headings.  The section headings used in this Subsidiary Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18.

Successors and Assigns.  This Subsidiary Guarantee shall be binding upon the successors and assigns of each Subsidiary Guarantor and shall inure to the benefit of the Bank and its successors and assigns.  Notwithstanding the foregoing, no Subsidiary Guarantor may assign, transfer or delegate any of its rights or obligations under this Subsidiary Guarantee without the prior written consent of the Bank, and any assignment or transfer without such consent shall be null and void.

19.

Governing Law.  This Subsidiary Guarantee and any dispute, suit, action or proceeding between the parties relating to the formation, interpretation or performance of this Subsidiary Guarantee, the rights or liabilities of the parties or any matter arising out of or connected with this Subsidiary Guarantee, whether contractual or not, shall be governed by, and construed in accordance with the laws of the State of New York, excluding the choice-of-law principles (other than Section 5-1401 of the New York General Obligations Law).

20.

Submission To Jurisdiction; Waivers.  Each Subsidiary Guarantor hereby irrevocably and unconditionally:

(a)

submits for itself and its property in any legal action or proceeding relating to this Subsidiary Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)

consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)

agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, at its address set forth under its signature below;

(d)

agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)

waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 20 any special, exemplary, punitive or consequential damages.

21.

WAIVERS OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Execution Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Subsidiary Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

KIMCO NORTH TRUST I By: ___________________________________ Name: Title: By: ___________________________________ Name: Title:	KIMCO NORTH TRUST II By: ___________________________________ Name: Title:

KIMCO NORTH TRUST III By: ___________________________________ Name: Title:	KIMCO NORTH LOAN TRUST IV By: ___________________________________ Name: Title:

KIMCO NORTH TRUST V By: ___________________________________ Name: Title:	KIMCO NORTH TRUST VI By: ___________________________________ Name: Title:
Address for Notices for all Subsidiary Guarantors:
c/o Kimco Realty Corporation 3333 New Hyde Park Road, Suite 100 New Hyde Park, NY 11042 Attn: Glenn G. Cohen Tel: (516) 869-9000 Fax: (516) 869-2572

ANNEX I to
the Subsidiary Guarantee

SUPPLEMENT NO. __ TO SUBSIDIARY GUARANTEE

THIS SUPPLEMENT NO. ___, dated as of ____________, ____ (this “Supplement”), is to the Subsidiary Guarantee, dated as of March 3, 2008 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Subsidiary Guarantee”), among the Subsidiary Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Section  I of the Subsidiary Guarantee) from time to time party thereto, in favor of SCOTIABANK INVERLAT, SOCIEDAD ANóNIMA, INSTITUCIóN DE BANCA MúLTIPLE, GRUPO FINANCIERO SCOTIABANK INVERLAT, as lender (the “Bank”).

W I T N E S S E T H:

WHEREAS, pursuant to the provisions of Section 12 of the Subsidiary Guarantee, each of the undersigned is becoming a Subsidiary Guarantor under the Subsidiary Guarantee; and

WHEREAS, each of the undersigned expects to derive benefits, directly or indirectly, in return for undertaking its respective obligations under the Loan Documents, both individually and as members of the integrated group with the Borrower and Kimco;

NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), each of the undersigned agrees, for the benefit of the Bank, as follows.

(A)  Party to Subsidiary Guarantee, etc.  In accordance with the terms of the Subsidiary Guarantee, by its signature below, each of the undersigned hereby irrevocably agrees to become a Subsidiary Guarantor under the Subsidiary Guarantee with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby agrees to be bound by and comply with all of the terms and provisions of the Subsidiary Guarantee applicable to it as a Subsidiary Guarantor.  In furtherance of the foregoing, each reference to a “Subsidiary Guarantor” and/or “Subsidiary Guarantors” in the Subsidiary Guarantee shall be deemed to include each of the undersigned.

(B)  Representations.  Each of the undersigned hereby represents and warrants that (i) this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Subsidiary Guarantee constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms (ii) each of Baseline Representations and Warranties in respect of itself are true and correct in all material respects on and as of the date hereof and each of the other Baseline Conditions relating to it are satisfied in all material respects as of the date hereof and (iii) it is a Wholly Owned Subsidiary.

(C)  Full Force of Subsidiary Guarantee.  Except as expressly supplemented hereby, the Subsidiary Guarantee shall remain in full force and effect in accordance with its terms.

(D)  Severability.  Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Subsidiary Guarantee.

(E)  Indemnity; Fees and Expenses, etc.  Without limiting the provisions of any other Loan Document, each of the undersigned agrees to reimburse the Bank for its reasonable out-of-pocket expenses incurred in connection with this Supplement, including reasonable attorney’s fees and expenses of the Bank’s counsel.

(F)  Governing Law, Entire Agreement, etc.  This Supplement and any dispute, suit, action or proceeding between the parties relating to the formation, interpretation or performance of this Supplement, the rights or liabilities of the parties or any matter arising out of or connected with this Supplement, whether contractual or not, shall be governed by, and construed in accordance with the laws of the State of New York, excluding the choice-of-law principles (other than Section 5-1401 of the New York General Obligations Law).  This Supplement constitutes the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.  Furthermore, the parties hereby agree that Sections 20 and 21 of the Subsidiary Guarantee are incorporated mutatis mutandis to this Supplement.

(G)  Counterparts.  This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY GUARANTOR]

By:_________________________________

     Name:

     Title:

SCOTIABANK INVERLAT, SOCIEDAD ANóNIMA, INSTITUCIóN DE BANCA MúLTIPLE, GRUPO FINANCIERO SCOTIABANK INVERLAT,
as Bank

By:

______________________________

Name:

Title:

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

[SEE ATTACHED]

EXHIBIT E-1

FORM OF

OFFICER'S CERTIFICATE

OF

KRC MEXICO ACQUISITION, LLC.

Pursuant to Section 4.1(d) of the Credit Agreement, dated as of March 3, 2008 (the “Credit Agreement;” terms defined therein being used herein as therein defined), among KRC Mexico Acquisition, LLC, a limited liability company organized and existing under the laws of the State of Delaware, as borrower (the “Borrower”), Kimco Realty Corporation, a corporation organized and existing under the laws of the State of Maryland, as guarantor (“Kimco”) and Scotiabank Inverlat, Sociedad Anónima, Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, as lender (the “Bank”):

The undersigned Vice-President and Treasurer of KRC Latin America GP Corporation, a corporation organized and existing under the laws of the State of Delaware (the “General Partner”), which is the general partner of KRC Latin American Holdings, LP, a limited partnership organized and existing under the laws of the Province of Quebec, Canada (the “Sole Member”), which is the sole member of the Borrower, hereby certifies as follows on behalf of the Borrower:

1.

Each of the conditions set forth in Section 4.1 of the Credit Agreement have been satisfied;

2.

No consent, approval or waiver is required for the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party;

3.

Each of the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects on and as of the Effective Date and shall be true and correct in all material respects on and as of the Closing Date;

4.

No Default or Event of Default has occurred and is continuing as of the Effective Date or shall occur or be continuing on the Closing Date or shall occur upon, and as a result of, the giving effect to the making of the Loan by the Bank on the Closing Date;

5.

Kathleen M. Gazerro is the duly elected and qualified Assistant Secretary of the General Partner and the signature set forth for such officer below is such officer’s true and genuine signature;

6.

Neither the Borrower nor the Sole Member has any duly elected and qualified officers.

and the undersigned Assistant Secretary of the General Partner hereby certifies as follows:

7.

No action has been taken nor have any other steps been taken or legal proceedings been started or, to my knowledge, nor are any legal proceedings threatened against any of the General Partner, the Sole Member or the Borrower for its winding-up, dissolution, administration or re-organization or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer for any or all of its respective assets or revenues;

8.

The General Partner is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware; the Sole Member is a limited partnership duly formed, validly existing and in good standing under the laws of the Province of Quebec, Canada; and Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware;

9.

Attached hereto as Annex 1 is a correct and complete copy of the resolutions duly adopted by the Board of Directors of the General Partner on __________, 2008 (the “Resolutions”) authorizing (i) the execution, delivery and performance of the Loan Documents to which the Borrower is a party and (ii) the transactions (including the obtaining of the extension of credit under the Credit Agreement) contemplated by the Loan Documents to which the Borrower is a party; such Resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such Resolutions are the only proceeding required and now in force relating to or affecting the matters referred to therein; attached hereto as Annex 2 is a correct and complete copy of the Limited Liability Company Agreement of the Borrower as in effect on the date hereof and on the date immediately prior to the date that the Resolutions were adopted, and such Limited Liability Company Agreement has not been amended, repealed, modified or restated; attached hereto as Annex 3 is a correct and complete copy of the Certificate of Formation of the Borrower as in effect on the date hereof and on the date immediately prior to the date that the Resolutions were adopted, and such certificate has not been amended, repealed, modified or restated; attached hereto as Annex 4 is a correct and complete copy of the Limited Partnership Agreement of the Sole Member as in effect on the date hereof and on the date immediately prior to the date that the Resolutions were adopted, and such Limited Partnership Agreement has not been amended, repealed, modified or restated; attached hereto as Annex 5 is a correct and complete copy of the Declaration d’immatriculation of the Sole Member as in effect on the date hereof and on the date immediately prior to the date that the Resolutions were adopted, and such Declaration d’immatriculation has not been amended, repealed, modified or restated; attached hereto as Annex 6 is a correct and complete copy of the By-laws of the General Partner as in effect on the date hereof and on the date immediately prior to the date that the Resolutions were adopted, and such By-laws have not been amended, repealed, modified or restated; attached hereto as Annex 7 is a correct and complete copy of the Certificate of Incorporation of the General Partner as in effect on the date hereof and on the date immediately prior to the date that the Resolutions were adopted, and such certificate has not been amended, repealed, modified or restated; attached hereto as Annex 8 is a correct and complete copy of the Assignment and Assumption of Membership Interest evidencing the transfer of one hundred percent (100%) of the membership interests in the Borrower from Kimco Latin America Corporation, a Delaware corporation, to the Sole Member and attached hereto as Annex 9 is a filed-stamped copy of the Certificate of Merger filed with the State of Delaware evidencing the merger of KRC Mexico Acquisition Corporation with and into the Borrower.

10.

The following persons are now duly elected and qualified officers of the General Partner holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver, on behalf of the General Partner, as the general partner of the Sole Member, and on behalf of the Sole Member, as the sole member of the Borrower, each of the Loan Documents to which the Borrower is a party, and each of such officers is duly authorized to execute and deliver on behalf of the General Partner, as the general partner of the Sole Member, and on behalf of the Sole Member, as the sole member of the Borrower, any certificate or other document to be delivered by the Borrower pursuant to the Loan Documents to which the Borrower is a party:

Name	Office	Signature

Glenn G. Cohen	Vice President & Treasurer	__________________________

Kathleen M. Gazerro	Assistant Secretary	__________________________

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

KRC MEXICO ACQUISITION, LLC

By: KRC Latin American Holdings, LP, its sole member
By: KRC Latin America GP Corporation, its general partner

By:

Name: Glenn G. Cohen
Title: Vice-President & Treasurer

_________________________________

Name: Kathleen M. Gazerro

Title:   Assistant Secretary of KRC Latin America GP Corporation

Date:

March ____, 2008

Annex 1

To Borrower Closing Certificate

Resolutions

RESOLVED, that KRC Mexico Acquisition, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the "Borrower") shall enter into that certain MXP$1,000,000,000 Credit Agreement, dated as of March 3, 2008 (the “Credit Agreement;” terms defined therein being used herein as therein defined), among the Borrower, as borrower, Kimco Realty Corporation, a corporation organized and existing under the laws of the State of Maryland, as guarantor, and Scotiabank Inverlat, Sociedad Anónima, Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, as lender (the “Bank”) and shall contemplate the transactions contemplated thereby; and be it further

RESOLVED, that in furtherance of the foregoing, the President or any Vice President of KRC Latin America GP Corporation, a corporation organized and existing under the laws of the State of Delaware (the “General Partner”), which is the general partner of KRC Latin American Holdings, LP, a limited partnership organized and existing under the laws of the Province of Quebec, Canada (the “Sole Member”), which is the sole member of the Borrower be, and each of them hereby is, authorized on behalf of the Borrower to execute and deliver any and all documents, instruments, agreements and writings as are required in connection with the consummation of the aforesaid Credit Agreement; all and each of the foregoing to contain such additional terms and provisions as the officer executing the same shall approve; and the execution and delivery of any of the foregoing shall be conclusive evidence that the same has been authorized by this resolution; and be it further

RESOLVED, that the President or any Vice President of the General Partner be, and each of them hereby is, authorized on behalf of the Borrower to execute and deliver such further instruments, agreements or documents, and to perform such other acts, as in their, his or her judgment, may be necessary or appropriate in order to effectuate the consummation of the aforesaid Credit Agreement and the intent and purpose of the foregoing resolutions; the execution and delivery of any of such further instruments, agreements or documents, and the performance of any such other acts, shall be conclusive evidence that the same have been authorized hereby.

Annex 2

To Borrower Closing Certificate

Limited Liability Company Agreement of Borrower

[See Attached]

Annex 3

To Borrower Closing Certificate

Certificate of Formation of Borrower

[See Attached]

Annex 4

To Borrower Closing Certificate

Limited Partnership Agreement of Sole Member

[See Attached]

Annex 5

To Borrower Closing Certificate

Declaration d’immatriculation of Sole Member

[See Attached]

Annex 6

To Borrower Closing Certificate

By-Laws of General Partner

[See Attached]

Annex 7

To Borrower Closing Certificate

Certificate of Incorporation of General Partner

[See Attached]

Annex 8

To Borrower Closing Certificate

Assignment and Assumption of Membership Interest

[See Attached]

Annex 9

To Borrower Closing Certificate

Filed-Stamped Copy of Certificate of Merger

[See Attached]

EXHIBIT E-2

FORM OF

OFFICER'S CERTIFICATE

OF

KIMCO REALTY CORPORATION

Pursuant to Section 4.1(e) of the Credit Agreement, dated as of March 3, 2008 (the “Credit Agreement;” terms defined therein being used herein as therein defined), among KRC Mexico Acquisition, LLC, a limited liability company organized and existing under the laws of the State of Delaware, as borrower (the “Borrower”), Kimco Realty Corporation, a corporation organized and existing under the laws of the State of Maryland, as guarantor (“Kimco”) and Scotiabank Inverlat, Sociedad Anónima, Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat as lender (the “Bank”):

The undersigned Responsible Officer of Kimco hereby certifies as follows:

1.

Each of the conditions set forth in Section 4.1 of the Credit Agreement have been satisfied;

2.

No consent, approval or waiver is required for the execution, delivery and performance by Kimco of the Loan Documents to which it is a party;

3.

Each of the representations and warranties of Kimco set forth in the Credit Agreement are true and correct in all material respects on and as of the Effective Date and shall be true and correct in all material respects on and as of the Closing Date;

4.

No Default or Event of Default has occurred and is continuing as of the Effective Date or shall occur or be continuing on the Closing Date or shall occur upon, and as a result of, the giving effect to the making of the Loan by the Bank on the Closing Date;

5.

Kathleen M. Gazerro is the duly elected and qualified Assistant Secretary of Kimco and the signature set forth for such officer below is such officer’s true and genuine signature;

and the undersigned Assistant Secretary of Kimco hereby certifies as follows:

6.

No corporate action has been taken nor have any other steps been taken or legal proceedings been started or, to my knowledge, nor are any legal proceedings threatened against Kimco for its winding-up, dissolution, administration or re-organization or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer for any or all of its respective assets or revenues;

7.

Kimco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland;

8.

Attached hereto as Annex 1 is a correct and complete copy of resolutions duly adopted by the Board of Directors of Kimco on __________, 2008 (the “Resolutions”) authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the transactions (including the issuance of the guarantee under the Credit Agreement in favor of the Bank) contemplated by the Loan Documents to which it is a party; such Resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such Resolutions are the only corporate proceedings of Kimco now in force relating to or affecting the matters referred to therein; attached hereto as Annex 2 is a correct and complete copy of the By-laws of Kimco as in effect on the date hereof and on the date immediately prior to the date that the Resolutions were adopted, and such By-laws have not been amended, repealed, modified or restated; and attached hereto as Annex 3 is a correct and complete copy of the Certificate of Incorporation of Kimco as in effect on the date hereof and on the date immediately prior to the date that the Resolutions were adopted, and such certificate has not been amended, repealed, modified or restated;

9.

The following persons are now duly elected and qualified officers of Kimco holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver, on behalf of Kimco, each of the Loan Documents to which it is a party, and each of such officers is duly authorized to execute and deliver on behalf of Kimco any certificate or other document to be delivered by Kimco pursuant to the Loan Documents to which it is a party:

Name	Office	Signature

Glenn G. Cohen	Vice President & Treasurer	__________________________

Kathleen M. Gazerro	Assistant Secretary	__________________________

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

_____________________

_____________________

Name: Glenn G. Cohen

Name: Kathleen M. Gazerro

Title: Vice President & Treasurer

Title:

Assistant Secretary

Date:

March ___, 2008

Annex 1

To Kimco Closing Certificate

Resolutions

RESOLVED, that Kimco Realty Corporation, a corporation organized and existing under the laws of the State of Maryland (“Kimco”) shall enter into that certain MXP$1,000,000,000 Credit Agreement, dated as of March 3, 2008 (the “Credit Agreement;” terms defined therein being used herein as therein defined), among KRC Mexico Acquisition, LLC, a limited liability company organized and existing under the laws of the State of Delaware, a wholly-owned subsidiary of Kimco, as borrower (the "Borrower"), Kimco, as guarantor, and Scotiabank Inverlat, Sociedad Anónima, Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat as lender (the “Bank”) and consummate the transactions contemplated thereby including the guarantee of the obligations of the Borrower to the Bank thereunder,; and be it further

RESOLVED, that in furtherance of the foregoing, the President or any Vice President of Kimco be, and each of them hereby is, authorized on behalf of Kimco to execute and deliver any and all documents, instruments, agreements and writings as are required in connection with the consummation of the aforesaid Credit Agreement; all and each of the foregoing to contain such additional terms and provisions as the officer executing the same shall approve; and the execution and delivery of any of the foregoing shall be conclusive evidence that the same has been authorized by this resolution; and be it further

RESOLVED, that the President or any Vice President of Kimco be, and each of them hereby is, authorized on behalf of the Kimco to execute and deliver such further instruments, agreements or documents, and to perform such other acts, as in their, his or her judgment, may be necessary or appropriate in order to effectuate the consummation of the aforesaid Credit Agreement and the intent and purpose of the foregoing resolutions; the execution and delivery of any of such further instruments, agreements or documents, and the performance of any such other acts, shall be conclusive evidence that the same have been authorized hereby.

Annex 2

To Closing Certificate

By-Laws of Kimco

[See Attached]

Annex 3

To Closing Certificate

Certificate of Incorporation of Kimco

[See Attached]

EXHIBIT E-3

FORM OF

CLOSING CERTIFICATE

OF

SUBSIDIARY GUARANTORS

Pursuant to Section 4.1(f) of the Credit Agreement, dated as of March 3, 2008 (the “Credit Agreement;” terms defined therein being used herein as therein defined), among KRC Mexico Acquisition, LLC, a limited liability company organized and existing under the laws of the State of Delaware, as borrower (the “Borrower”), Kimco Realty Corporation, a corporation organized and existing under the laws of the State of Maryland, as guarantor (“Kimco”) and Scotiabank Inverlat, Sociedad Anónima, Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat as lender (the “Bank”):

The undersigned trustee (each, a “Trustee”) of the following grantor trusts: (i) Kimco North Trust I (“Trust I”), (ii) Kimco North Trust II (“Trust II”), (iii) Kimco North Trust III (“Trust III”), (iv) Kimco North Loan Trust IV (“Trust IV”), (v) Kimco North Trust V (“Trust V”) and Kimco North Trust VI (“Trust VI”) (each of Trust I, Trust II, Trust III, Trust IV, Trust V and Trust VI, a "Subsidiary Guarantor") hereby certifies as follows with respect to each Subsidiary Guarantors as to which he is a Trustee:

10.

No consent, approval or waiver is required for the execution, delivery and performance by such Subsidiary Guarantor of the Loan Documents to which it is a party;

11.

The Baseline Conditions relating to such Subsidiary Guarantor are satisfied in all material respects on and as of the Effective Date and will be satisfied in all material respects on and as of the Closing Date;

12.

No Default or Event of Default has occurred and is continuing as of the Effective Date or shall occur or be continuing on the Closing Date or shall occur upon, and as a result of, the giving effect to the making of the Loan by the Bank on the Closing Date;

13.

David B. Henry and Michael V. Pappagallo are the sole Trustees of Trust I and Glenn G. Cohen is the sole Trustee of each of Trust II, Trust III, Trust IV, Trust V and Trust VI;

14.

No action has been taken nor have any other steps been taken or legal proceedings been started or, to my knowledge, nor are any legal proceedings threatened, against such Subsidiary Guarantor threatening its continued trust existence or for its winding-up, dissolution, administration, termination or re-organization or for the appointment of a receiver, administrator, administrative receiver or similar officer (other than its Trustee(s)) for any or all of its respective assets or revenues.

15.

Such Subsidiary Guarantor is a grantor trust duly organized and validly existing under the laws of the State of New York and each Trustee of such Subsidiary Guarantor is an individual over the age of 21;

16.

Attached hereto as Annex 1 is a correct and complete copy of the Irrevocable Grantor Trust Agreement of such Subsidiary Guarantor as in effect on the date hereof and such Irrevocable Grantor Trust Agreement has not been amended, repealed, modified or restated;

8.

No consent or approval is required from any Person other than its Trustee(s) for the execution, delivery and performance of the Loan Documents to which such Subsidiary Guarantor is a party or the consummation of the transactions contemplated thereby.

9.

The signatures appearing opposite the names of the Trustees below are the true and genuine signatures of such Trustees, and each Trustee is duly authorized to execute and deliver, on behalf of each Subsidiary Guarantor as to which he is a Trustee, each of the Loan Documents to which it is a party, and each Trustee is duly authorized to execute and deliver on behalf of each Subsidiary Guarantor any certificate or other document to be delivered by such Subsidiary Guarantor pursuant to the Loan Documents to which such Subsidiary Guarantor is a party:

Name	Applicable Subsidiary Guarantor	Signature

David B. Henry	Trust I	_________________

Michael V. Pappagallo	Trust I	__________________

Glenn G. Cohen	Trust II, Trust III, Trust IV, Trust V and Trust VI	_________________.

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

As Trustees of Trust I:

_____________________

_____________________

Name: David B. Henry

Name: Michael V. Pappagallo

Title: Trustee

Title:

Trustee

As Trustee of Trust II, Trust III, Trust IV, Trust V and Trust VI

_____________________

Name: Glenn G. Cohen

Title: Trustee

Date:

March __, 2008

The undersigned certifies that (i) Kimco Realty Corporation is the Grantor of all the Trusts referenced above, (ii) the signature(s) appearing opposite of the names of the Trustee(s) above is/are the true and genuine signature(s) of such Trustee(s) and such Person(s) is/are the sole Trustee(s) of each such Trust, and (iii) all the information contained in this Certificate is, to the actual knowledge of the undersigned, true and correct.

KIMCO REALTY CORPORATION

By:_____________________________

Name: __________________________

Title:______________________

Annex 1

To Subsidiary Guarantor Closing Certificate

Irrevocable Grantor Trust Agreement for each Subsidiary Guarantor

[See Attached]

Schedule 1

Initial Subsidiary Guarantors

Kimco North Trust I, a New York trust

EIN:

52-2352081

Kimco North Trust II, a New York trust

EIN:

03-6079543

Kimco North Trust III, a New York trust

EIN:

56-6643357

Kimco North Loan Trust IV, a New York trust

EIN:

43-1967798

Kimco North Trust V, a New York trust

EIN:

20-0288440

Kimco North Trust VI, a New York trust

EIN:

56-6642652

SCHEDULE 2.2

PRICING SCHEDULE

KIMCO SENIOR UNSECURED DEBT RATING	> A/A2	A-/A3	BBB+/ Baa1	BBB/ Baa2	BBB-/ Baa3	<BBB-/ Baa3

APPLICABLE MARGIN (BASIS POINTS)	50	60	70	80	95	110

For the period from the Closing Date to the first Interest Payment Date, the Applicable Margin shall be as determined as of the Closing Date.  Thereafter, the Applicable Margin shall be determined on each Interest Payment Date for the period commencing on such date.

In the event of a difference in rating between Moody’s and S&P, the Applicable Margin shall be based upon the higher of the two ratings.  In such case, Kimco may, at its option, obtain a debt rating from a third nationally-recognized rating agency, in which case the Applicable Margin shall be based on the lower of the two highest ratings, at least one of which must be Moody’s or S&P.

If S&P and/or Moody’s shall cease to issue ratings of debt securities of real estate investment trusts generally, then the Bank and the Kimco shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, pricing shall be determined on the basis of the rating assigned by the other rating agency (or, if both S&P and Moody’s shall have so ceased to issue such ratings, on the basis of the status in effect immediately prior thereto) and (b) after such substitute rating agency or agencies are agreed upon, pricing shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be.

Schedule 3.1

Certain Financial Disclosure

NONE

Schedule 6.2

Specified Transactions

NONE

396